                                                                    Exhibit 10.4

                           AMENDED AND RESTATED LEASE

                       OF PREMISES AT 60 HAMPSHIRE STREET
                            CAMBRIDGE, MASSACHUSETTS

                                      FROM

                             BHX, LLC AS TRUSTEE OF

                            205 BROADWAY REALTY TRUST

                                       TO

                          IDENIX PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SUMMARY OF BASIC TERMS..................................................................................   iv

ARTICLE I...............................................................................................    1

ARTICLE II..............................................................................................    6
   Section 2.1  Lease Of The Premises...................................................................    6
   Section 2.2  Outside Areas...........................................................................    6
   Section 2.3  Parking.................................................................................    6
   Section 2.4  Commencement Date; Lease Term; Right to Extend..........................................    7
   Section 2.5  Security Deposit........................................................................    8
   Section 2.6  Lease Amendment.........................................................................   10
   Section 2.7  FF&E....................................................................................   10
   Section 2.8  Right of First Opportunity..............................................................   10

ARTICLE III.............................................................................................   12
   Section 3.1  Delivery of Possession..................................................................   12
   Section 3.2  Tenant's Work...........................................................................   13
   Section 3.3  Signs...................................................................................   15

ARTICLE IV..............................................................................................   15
   Section 4.1  Base Rent...............................................................................   15
   Section 4.2  Certain Additional Rent.................................................................   17
   Section 4.3  Taxes...................................................................................   17
   Section 4.4  Insurance Costs.........................................................................   18
   Section 4.5  Shared Operating Costs..................................................................   18
   Section 4.6  Payment for Utility Costs...............................................................   18
   Section 4.7  Tenant's Right to Examine Landlord's Records............................................   18

ARTICLE V...............................................................................................   19
   Section 5.1  Permitted Use...........................................................................   19
   Section 5.2  Restrictions on Use.....................................................................   19
   Section 5.3  Hazardous Materials.....................................................................   20

ARTICLE VI..............................................................................................   20
   Section 6.1  Landlord's Services.....................................................................   20
   Section 6.2  Interruption; Delay.....................................................................   21
   Section 6.3  Additional Services.....................................................................   22
   Section 6.4  Landlord's Representations..............................................................   22
   Section 6.5  Landlord Indemnity......................................................................   22

ARTICLE VII.............................................................................................   22
   Section 7.1  Rent....................................................................................   22
   Section 7.2  No Waste................................................................................   22
   Section 7.3  Maintenance; Repairs; and Yield-Up......................................................   22
   Section 7.4  Alterations by Tenant...................................................................   23
   Section 7.5  Trade Fixtures..........................................................................   24
   Section 7.6  Compliance with Laws....................................................................   24
   Section 7.7  Contents at Tenant's Risk...............................................................   24
   Section 7.8  Indemnification and Insurance...........................................................   25
   Section 7.9  Landlord's Access.......................................................................   26
   Section 7.10  No Liens...............................................................................   26
   Section 7.11  PTDM Plan..............................................................................   26

ARTICLE VIII............................................................................................   26
   Section 8.1  Subletting and Assignment...............................................................   26

ARTICLE IX..............................................................................................   28
   Section 9.1  Subordination to Mortgages and Ground Leases............................................   28
   Section 9.2  Lease Superior at Mortgagee's or Ground Lessor's Election...............................   29
   Section 9.3  Notice to Mortgagee and Ground Lessor...................................................   29
   Section 9.4  Limitations on Obligations of Mortgagees, Ground Lessors and
                    Successors..........................................................................   29
   Section 9.5  Estoppel Certificate By Tenant and Information Concerning Tenant........................   30

ARTICLE X...............................................................................................   30
   Section 10.1  Damage From Casualty...................................................................   30
   Section 10.2  Abatement of Rent......................................................................   32

ARTICLE XI..............................................................................................   32
   Section 11.1  Eminent Domain; Right to Terminate and Abatement in Rent...............................   32
   Section 11.2  Restoration............................................................................   32
   Section 11.3  Landlord to Control Eminent Domain Action..............................................   32

ARTICLE XII.............................................................................................   33
   Section 12.1  Event of Default.......................................................................   33
   Section 12.2  Landlord's Remedies....................................................................   33
   Section 12.3  Reimbursement of Landlord..............................................................   34
   Section 12.4  Landlord's Right to Perform Tenant's Covenants.........................................   35
   Section 12.5  Cumulative Remedies....................................................................   35
   Section 12.6  Expenses of Enforcement................................................................   36
   Section 12.7  Landlord's Default.....................................................................   36
   Section 12.8  Limitation of Landlord's Liability.....................................................   36
   Section 12.9  Late Payment and Administrative Expense................................................   37

ARTICLE XIII............................................................................................   37
   Section 13.1  Brokers................................................................................   37

   Section 13.2  Quiet Enjoyment........................................................................   37
   Section 13.3  Notices................................................................................   38
   Section 13.4  Waiver of Subrogation..................................................................   38
   Section 13.5  Entire Agreement; Execution; Time of the Essence and Headings and
                    Table of Contents...................................................................   38
   Section 13.6  Partial Invalidity.....................................................................   38
   Section 13.7  No Waiver..............................................................................   39
   Section 13.8  Holdover...............................................................................   39
   Section 13.9  When Lease Becomes Binding.............................................................   39
   Section 13.10 No Recordation.........................................................................   39
   Section 13.11 As Is..................................................................................   40
   Section 13.12 Tenant's Financial Statements; Certain Representations and Warranties of
                    Tenant..............................................................................   40
   Section 13.13 Confidentiality........................................................................   40
   Section 13.14 Summary of Basic Terms.................................................................   41
   Section 13.15 Amendment and Restatement..............................................................   41

Exhibits:
---------
A          Property Description (Landlord's Property and Landlord's Adjacent
           Property)

A-1        Building Floor Plan

A-2        Property Description (210 Broadway Property)

B Site Plan (showing Landlord's Property, Landlord's Adjacent Property and the 210 Broadway Property)

C          Form of Letter of Credit

D          PTDM Plan

E          FF&E

F          Floor Plans of Building on 210 Broadway Property (showing Qualified
           Space)

G          Decommissioning Requirements

                             SUMMARY OF BASIC TERMS

                           AMENDED AND RESTATED LEASE

                       OF PREMISES AT 60 HAMPSHIRE STREET,
                            CAMBRIDGE, MASSACHUSETTS

                                       TO

                          IDENIX PHARMACEUTICALS, INC.

                          DATED AS OF OCTOBER 28, 2003

         The following is a summary of certain basic terms of this Lease which is intended for the convenience and reference of the parties. Capitalized terms used, but not defined, in this Summary of Basic Terms, have their defined meanings in this Lease. In addition, some of the following items or terms are incorporated into this Lease by reference to the item or term or to this "Summary of Basic Terms".

1. Landlord: BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust, under Declaration of Trust dated March 24, 1998 and filed with the Middlesex South Registry of Deeds on March 24, 1998 as Instrument No. 1185.

2.       Tenant: Idenix Pharmaceuticals, Inc., a Delaware corporation.

3A. Premises: The entire Building situated on Landlord's Property, as depicted on the floor plan for the Building attached hereto as Exhibit A-1.

3B. Landlord's Property: The real property with the Building and any other improvements now or hereafter thereon, commonly known as Three Cambridge Place, 60 Hampshire Street, Cambridge, Massachusetts, as depicted on Exhibit B, including a portion of the land described in Exhibit A hereto.

3C. Leasable Square Footage of the Premises: An agreed upon 39,014 square feet.

4A.      Tenant's Work: Tenant shall perform Tenant's Work as set forth in
         Section 3.2.

4B. Allowance: Tenant shall be entitled to an allowance for performing Tenant's Work in the amount of $1,560,560 ($40 per square foot) (the "Allowance"). All costs of performing Tenant's Work in excess of the Allowance shall be paid by Tenant. $1,500,000 of the Allowance shall be provided by Nuvelo in accordance with the Assignment, and the remainder of the Allowance (the "Landlord Allowance") shall be provided by Landlord.

5A.      Lease Term: From the Commencement Date until the last day of the tenth
         (10th) Lease Year, subject to the terms of this Lease.

5B. Commencement Date: The earlier of (i) December 15, 2003, or (ii) the date on which Tenant first conducts business (other than the performance of Tenant's Work) in the Premises.

5C.      Base Rent Commencement Date: February 1, 2004.

5D. Right of Extension: Tenant shall have the right to extend the Lease Term for two (2) terms of five (5) years each in accordance with
         Section 2.4.

6. Permitted Use: Subject to the restrictions set forth in this Lease, the Premises shall be used solely for (i) general office use and (ii) technical office for research and development, laboratory and research facility together with accessory manufacturing (all as defined and used in, and limited by, the Cambridge Zoning Ordinance).

7. Security Deposit: $750,000, in the form of cash or Letter of Credit, as further provided in Section 2.5, subject to reduction as provided in
         Section 2.5(c).

8. Tenant's Parking Allocation: Forty (40) parking spaces, as more particularly provided, and subject to the charges set forth in Section 2.3.

9.       Base Rent: Base Rent for the Lease Term is as follows:

                                                          ANNUAL                MONTHLY           PSF
                      PERIOD                               RATE                  RATE             RATE
                      ------                              ------                -------           ----
Base Rent Commencement Date through fifth (5th)
Lease Year                                              $1,102,146             $ 91,845          $28.25

Sixth (6th) through tenth (10th) Lease Years            $1,312,821             $109,402          $33.65

         Tenant shall not be required to pay Base Rent for the portion of the Lease Term from the Commencement Date until the Base Rent Commencement Date. The Base Rent during any Extension Term will be determined in accordance with Section 4.1(b).

10A. Additional Rent: All Taxes, Insurance Costs, Allocated Shared Operating Costs, Utility Costs and Other Additional Rent.

10B. Taxes: Payable monthly on basis of estimate, with annual reconciliation.

10C. Insurance Costs: Payable monthly on basis of estimate, with annual reconciliation.

10D. Allocated Shared Operating Costs: Payable monthly on basis of estimate, with annual reconciliation.

10E. Utility Costs: Payable when due directly to the applicable utility providers.

10F: Other Additional Rent: Includes all fees, charges, expenses, fines, assessments, interest, indemnities or other sums payable by Tenant under this Lease other than Base Rent, Taxes, Insurance Costs, Allocated Shared Operating Costs and Utility Costs.

11. First Payment: First monthly installment of Base Rent in the amount of $91,845, plus the Security Deposit in the amount of $750,000 shall be paid upon execution of this Lease.

12. Brokers: (a) The Bulfinch Companies, Inc., having an office at First Needham Place, 250 First Avenue, Suite 200, Needham, MA 02494 and (b) Richards Barry Joyce & Partners, LLC, having an office at 53 State Street, Boston, MA 02110.

13A. Tenant's Address For Notices, Telephone Number, Fax Number and Taxpayer Identification No.:

         Before Commencement Date:

         Idenix Pharmaceuticals, Inc.
         125 Cambridge Park Drive
         Cambridge, MA 02140
         Attn: President
         Telephone: (617) 250-3100; Fax: (617) 250-3101

         After Commencement Date:

         Idenix Pharmaceuticals, Inc.
         60 Hampshire Street
         Cambridge, MA
         Attn: President
         Telephone: (617) 250-3100; Fax: (617) 250-3101

         with a copy to:

         Robert Tuchmann, Esq.
         Hale and Dorr LLP
         60 State Street
         Boston, MA 02109
         Telephone: (617) 526-6920; Fax (617) 526-5000

         Tenant F.I.D. #45-0478605

13B.     Landlord's Address for Notices:

         BHX, LLC, as Trustee of 205 Broadway Really Trust
         c/o The Bulfinch Companies, Inc.
         First Needham Place
         250 First Avenue, Suite 200
         Needham, MA 02494
         Attention: Robert A. Schlager
         Telephone: (781) 707-4000; Fax: (781) 707-4001

         with a copy to:

         Vorys, Sater, Seymour and Pease LLP
         Suite 2000, Atrium Two
         221 E. Fourth Street
         Cincinnati, OH 45202
         Attn: Charles C. Bissinger, Jr., Esq.
         Telephone: (513) 723-4000; Fax: (513) 723-4056

                           AMENDED AND RESTATED LEASE

         THIS AMENDED AND RESTATED LEASE (this "Lease"), made as of the 28th day of October, 2003, between BHX, LLC, a Massachusetts limited liability company, as Trustee of 205 Broadway Realty Trust, under Declaration of Trust dated March 24, 1998 and filed with the Middlesex South Registry of Deeds on March 24, 1998 as Instrument No. 1185, and IDENIX PHARMACEUTICALS, INC., a Delaware corporation, is as follows.

                                    RECITALS

         A        Landlord and Nuvelo, Inc., a Nevada corporation, successor by merger to Variagenics, Inc., a Delaware corporation ("Assignor"), are parties to a Lease dated May 15, 1998 (the "Original Lease"), pursuant to which Landlord leased to Assignor, and Assignor leased from Landlord, the Premises.

         B        Assignor and Tenant have entered into an Assignment and
Assumption of Lease of even date herewith (the "Assignment"), pursuant to which Assignor has assigned all of Assignor's right, title and interest in and to the Original Lease to Tenant, and Tenant has accepted such assignment and assumed the obligations of Assignor under the Original Lease, on and subject to the terms and conditions set forth in the Assignment. Landlord has consented to the Assignment.

         C        Landlord and Tenant desire to enter into this Lease in order to amend and restate the Original Lease in its entirety.

                              W I T N E S S E T H:

                                   ARTICLE I

                               CERTAIN DEFINITIONS

         In addition to the words and terms defined elsewhere in this Lease, the following words and terms shall have in this Lease the meanings set forth in this Article (whether or not underscored):

         "210 Broadway Owner" means BHX, LLC, as Trustee of CCC I Realty Trust, which is the owner of the 210 Broadway Property.

         "210 Broadway Property" means the improved real property commonly known as Five Cambridge Place, 210 Broadway, Cambridge, Massachusetts, as described on Exhibit A-2 and depicted on Exhibit B.

         "Additional Lease" has the meaning given in Section 2.8(d).

         "Additional Rent" has the meaning set forth in Item 10A of the Summary of Basic Terms.

         "Allocated Shared Operating Costs" means the Shared Operating Costs allocated to Landlord's Property on an equitable basis as reasonably determined by Landlord.

         "Allowance" has the meaning set forth in item 4B of the Summary of Basic Terms.

         "Assignment" has the meaning set forth in recital paragraph B.

         "Assignor" has the meaning set forth in recital paragraph A.

         "Bankruptcy Laws" means any existing or future bankruptcy, insolvency, reorganization, dissolution, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction, or any laws amendatory thereof or supplemental thereto, including, without limitation, the United States Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.), as any or all of the foregoing may be amended or supplemented from time to time.

         "Base Rent" has the meaning set forth in Item 9 of the Summary of Basic Terms.

         "Base Rent Commencement Date" has the meaning set forth in Item 5C of the Summary of Basic Terms.

         "Brokers" has the meaning set forth in Item 12 of the Summary of Basic Terms.

         "Building" means the building located on Landlord's Property and shown on the Site Plan.

         "Business Days" mean Monday through Friday, except holidays. The term "holiday" shall mean (a) the federal day of celebration of the following holidays: New Year's Day, President's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas and (b) the Friday after Thanksgiving.

         "CDM" means Camp Dresser & McKee Inc, a Massachusetts corporation.

         "CDM Lease" means the lease dated as of September 4, 1998, between Landlord and CDM with respect to space in the building on Landlord's Adjacent Property, as amended.

         "Commencement Date" has the meaning set forth in Item 5B of the Summary of Basic Terms.

         "Decommissioning Requirements" has the meaning set forth in Section
3.1.

         "Outside Areas" means all areas of Landlord's Property located outside of the Building.

         "Environmental Law" means the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, Chapter 21E of the Massachusetts General Laws, all regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation (including any state or local board of health rules, regulation, or code), or any common law (including common law that may impose strict liability or liability based on negligence), which may relate to or deal with human health, the environment, natural resources, or Hazardous Materials, all as may be from time to time amended or modified.

         "Event of Default" any of the events listed in Section 12.1.

         "Extension Term" means, as applicable, (a) the period of time beginning at the end of the Initial Term and ending at 11:59 p.m. on the last day of the fifteenth (15th) Lease Year, and (b) the period of time beginning at the end of the fifteenth (15th) Lease Year and ending at 11:59 P.M. on the last day of the twentieth (20th) Lease Year.

         "FF&E" has the meaning set forth in Section 2.7.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Hazardous Materials" or "Hazardous Substances" means, at any time, (a) any "hazardous substance" as defined in Section 101(14) of CERCLA (42 U.S.C.
Section 9601(14)) or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any Environmental Law at such time; (c) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), bio-medical waste, chemical waste, radioactive material, explosives, petroleum products and by-products and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances which are listed or identified in, or regulated by, any Environmental Law; and (d) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under any Environmental Law.

         "Initial Term" means the period beginning at 12:01 A.M. on the Commencement Date and ending at 11:59 P.M. on the last day of the tenth (10th) Lease Year.

         "Insurance Costs" includes the cost of insuring the entire Landlord's Property, including without limitation the Building and other improvements now or hereafter situated thereon, and all operations conducted in connection therewith, with such policies, coverages and companies and in such limits as may be selected by Landlord (and/or which may be required by Landlord's lenders), including, but not limited to, fire insurance with extended or with all-risk coverage, comprehensive public liability insurance covering personal injury, deaths and property damage with a personal injury endorsement covering false arrest, detention or imprisonment, malicious prosecution, libel and slander, and wrongful entry or eviction, rent loss or business interruption insurance, worker's compensation insurance, plate glass insurance, contractual liability insurance, boiler insurance, and fidelity bonds.

         "Invitees" means employees, workers, visitors, guests, customers, suppliers, agents, contractors, representatives, licensees and other invitees.

         "Land" means the land located at 60 Hampshire Street, Cambridge, Massachusetts, as depicted on the Site Plan, being a portion of the land described in Exhibit A.

         "Landlord" has the meaning set forth in Item 1 of the Summary of Basic Terms.

         "Landlord Allowance" has the meaning set forth in Item 4B of the Summary of Basic Terms.

         "Landlord's Adjacent Property" means the improved real property commonly known as One Cambridge Place, 50 Hampshire Street, Cambridge, Massachusetts, as described on the Site Plan, being a portion of the land described in Exhibit A;

         "Landlord's Garage" means the structured parking garage located on Landlord's Adjacent Property.

         "Landlord's Property" has the meaning set forth in Item 3B of the Summary of Basic Terms.

         "Lease Term" means the Initial Term and, if Tenant timely and properly exercises its right to extend pursuant to Section 2.4 of this Lease, each Extension Term with respect to which Tenant so exercises such right.

         "Lease Year" means the twelve (12) month period beginning on the Commencement Date and on each anniversary of the Commencement Date throughout the Lease Term.

         "Leased FF&E" has the meaning set forth in Section 2.7.

         "Legal Requirements" means all applicable laws, statutes, rules, regulations and requirements of governmental authorities, including, but not limited to, zoning laws and building codes.

         "Letter of Credit" has the meaning set forth in Section 2.5(a).

         "Original Lease" has the meaning set forth in recital paragraph A.

         "PTDM Plan" means the Parking and Transportation Demand Management Plan for Landlord's Property, a copy of which is attached hereto as Exhibit D, as the same may be amended, modified, supplemented and/or replaced from time to time.

         "Permitted Transferee" means (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity which succeeds to Tenant's business by merger, consolidation or other form of corporate reorganization, or
(c) an entity which acquires all or substantially all of Tenant's assets or stock; provided, however, that an entity may not become a Permitted Transferee through or as a part of a bankruptcy or other similar insolvency proceeding.

         "Permitted Use" has the meaning set forth in Item 6 of the Summary of Basic Terms.

         "Person" means any individual, partnership, joint venture, trust, real estate investment trust, limited liability company, business trust, joint stock company, unincorporated association, corporation, institution, or entity, including any governmental authority.

         "Premises" has the meaning set forth in Item 3A of the Summary of Basic Terms.

         "Security Deposit" has the meaning set forth in Item 7 of the Summary of Basic Terms.

         "Shared Operating Costs" means all costs incurred by Landlord in connection with removing snow and ice from, and otherwise maintaining, the walkway extending between Landlord's Property and Landlord's Adjacent Property, and providing and maintaining landscaping between Landlord's Property and Landlord's Adjacent Property, plus the portion of the costs incurred by Landlord in complying with the PTDM Plan that are properly allocable to the Building.

         "Site Plan" means the site plan attached hereto as Exhibit B which depicts the approximate size and layout of the Land and the Building.

         "Summary of Basic Terms" means the Summary of Basic Terms which is affixed to this Lease immediately after the table of contents of this Lease.

         "Tax Fiscal Year" shall mean July 1 through June 30 next following, or such other tax period as may be established by law for the payment of Taxes.

         "Taxes" shall mean (a) all taxes, assessments, betterments, water or sewer entrance fees and charges including general, special, ordinary and extraordinary, environmental, or any other charges (including charges for the use of municipal services if billed separately from other taxes), levied, assessed or imposed at any time by any governmental authority upon or against the Land, the Building, or the fixtures, signs and other improvements thereon then comprising Landlord's Property and (b) all attorneys fees, appraisal fees and other fees, charges, costs and/or expenses incurred in connection with any proceedings related to the amount of the Taxes, the tax classification and/or the assessed value of the Landlord's Property which were incurred with the consent of Tenant, which Tenant will not unreasonably withhold. This definition of Taxes is based upon the present system of real estate taxation in the Commonwealth of Massachusetts; if taxes upon rentals or any other basis shall be substituted, in whole or in part, for the present ad valorem real estate taxes, the term "Taxes" shall be deemed changed to the extent to which there is such a substitution for the present ad valorem real estate taxes.

         "Tenant" means Idenix Pharmaceuticals, Inc., a Delaware corporation, its permitted successors and permitted assigns.

         "Tenant Improvements Plans" means the plans and specifications for Tenant's Work, to be prepared by Tenant in accordance with Section 3.2(b).

         "Tenant Invitees" means Tenant, its subtenants and assignees, together with their respective Invitees.

         "Tenant's Work" has the meaning set forth in Section 3.2(a).

         "Utility Costs" means the costs for all utility services provided to Landlord's Property, including but not limited to gas, electric, telephone, cable, water and sewer service.

                                   ARTICLE II

                                LEASE OF PREMISES

         Section 2.1 Lease Of The Premises. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, upon and subject to the terms and provisions of this Lease and all zoning ordinances, and easements, restrictions, and conditions of record.

         Section 2.2 Outside Areas. The Premises are leased with the benefit of the exclusive right to use the Outside Areas for all such purposes as such areas may be reasonably designated, but only in connection with lawful business in the Premises.

         Section 2.3 Parking.

         (a)      Tenant Invitees are authorized to park not more than twenty
(20) passenger automobiles, at any time, in Landlord's Garage in common with Landlord and tenants of Landlord's Adjacent Property and the 210 Broadway Property. Tenant shall not (i) permit any Tenant Invitees (other than visitors) to park in spaces in Landlord's Garage designated as "visitor" spaces, (ii) permit any Tenant Invitees to park in spaces in Landlord's Garage designated as "reserved" spaces (unless reserved for Tenant), (iii) permit the total number of passenger automobiles parked in Landlord's Garage by Tenant Invitees, at any time, to exceed twenty (20) unless authorized by Landlord, (iv) permit any Tenant Invitee to park any vehicle in Landlord's Garage or otherwise on Landlord's Adjacent Property other than passenger vehicles, and (v) except for delivery trucks using designated loading and unloading facilities, permit any Tenant Invitee to park any vehicle on Landlord's Property. Landlord may, from time to time, designate one or more spaces in Landlord's Garage as reserved for the exclusive use of one or more of the tenants of Landlord's Adjacent Property or the 210 Broadway Property and/or for Landlord's Invitees. The monthly parking charge to Tenant for use of the parking spaces in Landlord's Garage shall initially be $200 per space, shall be subject to annual adjustment by Landlord on the basis of current market conditions (such annual adjustment not to exceed 5% in any year), and shall be due and payable by Tenant to Landlord as Additional Rent in advance on the first day of each calendar month during the Lease Term, without offset for any reason.

         (b)      Landlord shall cause to be made available to Tenant twenty
(20) parking spaces in the Kendall Square parking garage, for so long during the Lease Term that such garage is operated as a public parking garage. Tenant shall be responsible for all charges for such parking spaces at the rates charged from time to time by the operator of the garage. Landlord may, at any time and from time to time, substitute for such parking spaces in the Kendall Square parking garage an equal number of parking spaces in Landlord's Garage or at Landlord's Adjacent Property at no additional cost to Tenant.

         (c) Landlord shall, at no cost to Landlord, use commercially reasonable efforts to assist Tenant in obtaining the right to use an additional twenty (20) parking spaces (in addition to the parking spaces provided for in Section 2.3(a) and (b)) in parking facilities in the Kendall Square area at all times during the Lease Term. Tenant shall be responsible for all charges for such parking spaces.

         (d) If, at any time during both the Lease Term and the term of the CDM Lease, CDM does not lease all of the parking spaces in Landlord's Parking Garage which are allocated to CDM pursuant to the CDM Lease, Landlord shall give Tenant written notice of the availability of such spaces, setting forth the number of such available spaces and the then current charges for such spaces, and Tenant shall have the option, exercisable by written notice given to Landlord within ten (10) days after such notice, to lease such number of the available spaces as Tenant shall specify in its written notice of exercise. Tenant's lease of spaces in Landlord's Parking Garage shall be at the charges specified in Landlord's notice, subject to annual adjustment by Landlord based on current market conditions, and shall be due and payable by Tenant to Landlord as Additional Rent in advance on the first day of each calendar month, without offset for any reason. If Tenant has the right to and does lease spaces in Landlord's Parking Garage pursuant to the above provisions of this Section 2.3(d), Tenant's right to such spaces shall be subject to being defeated (i) during the term of the CDM Lease, by CDM, if CDM desires to again lease such spaces pursuant to the CDM Lease, or (ii) after the termination of the CDM Lease, by Landlord, if Landlord desires to allocate such spaces to one or more tenants of all or any portion of the premises previously subject to the CDM Lease. Parking spaces made available to Tenant under this Section 2.3(d) shall reduce, on a space-for-space basis, the number of spaces which Landlord is required to cause to be made available to Tenant pursuant to Section 2.3(b) and shall qualify as substitute spaces under Section 2.3(e).

         (e) In the event that the parking spaces provided for in Section 2.3(b) become unavailable to Tenant, Landlord will use reasonable efforts to cause the same number of substitute spaces to be made available to Tenant within one-half (1/2) mile of the Building, and if Landlord is unable to cause such number of substitute spaces to be made available to Tenant within six (6) months after Tenant gives Landlord written notice of the unavailability of the spaces provided for in Section 2.3(b), Tenant shall have the option, exercisable by written notice given to Landlord at any time within thirty (30) days after the end of such six (6) month period that Landlord continues to be unable to cause, and Tenant has not otherwise obtained, such number of substitute spaces, to terminate this Lease prior to expiration of the Lease Term. If Tenant has the right to and does terminate this Lease prior to expiration of the Lease Term pursuant to the above provisions of this Section 2.3(d), such termination shall become effective nine (9) months after the date of the notice of termination.

         Section  2.4 Commencement Date; Lease Term; Right to Extend.

         (a) The Lease Term shall commence at 12:01 A.M. on the Commencement Date and, unless Tenant timely and properly exercises its right to extend pursuant to Section 2.4(b) hereof, shall end at 11:59 P.M. on the last day of the Initial Term. At the request of Landlord or Tenant made after the Commencement Date, Landlord and Tenant will execute a written amendment to, and restatement of, the Summary of Basic Terms pursuant to Section 2.6, setting forth the Commencement Date.

         (b) Provided that an Event of Default does not then exist, Tenant shall have the right to extend the Lease Term for one or both of two (2) periods of five (5) years each by giving Landlord written notice specifying such extension, which notice must be received by Landlord not more than thirty (30) months, nor less than twenty-four (24) months, prior to the expiration date of the Initial Term or then current Extension Term, as applicable. If such an extension becomes effective, the Lease Term shall be automatically extended upon the same terms and conditions except that (i) Base Rent shall be payable for the Extension Term as set forth in Section 4.1(b) and (ii) there shall be no further right to extend or renew beyond the periods expressly set forth herein.

         Section  2.5 Security Deposit.

         (a) Simultaneously with the execution and delivery of this Lease, Tenant shall deliver to Landlord the Security Deposit, which shall be in the form of cash or a letter of credit which satisfies the conditions of Section 2.5(b) ("Letter of Credit").

         (b) If the Security Deposit is in the form of a Letter of Credit, such Letter of Credit must satisfy all of the following conditions: (i) the Letter of Credit must be in the exact form attached hereto as Exhibit C with an expiration date not less than one (1) year after the date of the Letter of Credit; (ii) the beneficiary of the Letter of Credit must be Landlord or Landlord's designee; (iii) the Letter of Credit must be irrevocable, unconditional and transferable one or more times without charge; (iv) the Letter of Credit must be issued by Fleet National Bank or another Massachusetts bank reasonably satisfactory to Landlord; and (v) the Letter of Credit must provide that it may be drawn at a location in Boston, Massachusetts. If, at any time, the issuer of the Letter of Credit gives notice of its election not to renew, extend and/or reissue the Letter of Credit, then Tenant shall, by the earlier of
(A) thirty (30) days after such notice or (B) five (5) Business Days prior to the expiration of the term of the Letter of Credit, deliver to Landlord (1) a replacement Letter of Credit satisfying all of the above conditions or (2) cash in the full amount of the expiring Letter of Credit; and if Tenant fails to timely deliver to Landlord a replacement Letter of Credit as provided above or cash in the full amount of the expiring Letter of Credit, such failure shall constitute an Event of Default and, in addition to any other rights which Landlord might have by reason of such Event of Default, Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as the Security Deposit. If (x) any proceedings under the Bankruptcy Code, receivership or any insolvency law are instituted with the issuer of the Letter of Credit as debtor or (y) the bank issuing the Letter of Credit is taken over by the Federal Deposit Insurance Corporation, the Resolution Trust Corporation or a similar entity, then Landlord may draw on the Letter of Credit and hold the proceeds of such drawing as part of the Security Deposit, unless Tenant either provides cash in lieu of the Letter of Credit or provides a new Letter of Credit issued by a bank reasonably satisfactory to Landlord.

         (c) The amount of the Security Deposit shall be subject to reduction as provided in this Section 2.5(c). The initial amount of the Security Deposit upon execution and delivery of this Lease shall be $750,000. As of the end of the third Lease Year, provided that there does not then exist and has not previously existed a material Event of Default, the amount of the Security Deposit shall be reduced to $500,000. At the written request of Tenant at any time at or after the end of the third Lease Year that Tenant's market capitalization, as established by reliable public or private sources, is greater than $500,000,000, provided that there does not then exist and has not previously existed a material Event of Default, the amount of the Security Deposit shall be reduced to $300,000. If, upon reduction in the amount of the Security Deposit as provided above, the Security Deposit is then in the form of a Letter of Credit, then such reduction in the amount of the Security Deposit shall be accomplished by Tenant causing the issuing bank to issue (i) a replacement Letter of Credit in an amount reflecting the reduced amount of the Security Deposit, whereupon Landlord shall return the replaced Letter of Credit to the issuing bank, or (ii) an amendment of the Letter of Credit reflecting the reduced amount of the Security Deposit.

         (d) The Security Deposit is security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease and is not an advance payment of rent. It is agreed that if an Event of Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for payment of any Base Rent, Additional Rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of the occurrence of an Event of Default, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other re-entry by Landlord, including the costs of such proceeding or re-entry and further including, without limitation, reasonable attorney's fees. It is agreed that Landlord shall always have the right to apply the Security Deposit, or any part thereof, as aforesaid, without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the Security Deposit or any part thereof. No interest shall be payable on the Security Deposit and Landlord shall have the right to commingle the Security Deposit with other funds of Landlord, but Landlord shall keep the Security Deposit free from the claims of Landlord's creditors. If Landlord shall apply the Security Deposit in whole or in part, Tenant shall within ten (10) days after demand pay to Landlord the amount so applied to restore the Security Deposit to its original amount. Because elements of Additional Rent may be subject to annual reconciliation based on actual amounts determined to be due, in addition to the other rights provided herein to Landlord regarding the Security Deposit, Landlord shall have the right, in its discretion, upon the end of the Lease and delivery of the Premises in accordance with the terms hereof, to hold up to $10,000 of the Security Deposit until forty-five (45) days after such reconciliation, at which time Landlord has the right to deduct any amounts then determined to be due from the remaining Security Deposit and return any balance of the Security Deposit to Tenant; provided, however, that Landlord may not withhold from the Security Deposit an amount greater than the amount which Landlord reasonably estimates will be owing by Tenant upon completion of such reconciliation. If the remaining Security Deposit is not sufficient to pay Tenant's obligations hereunder, Tenant shall pay the same within thirty (30) days of billing from Landlord. In the event of a sale or other transfer of Landlord's Property, or leasing of the entire Landlord's Property including the

Premises subject to Tenant's tenancy hereunder, Landlord shall transfer the Security Deposit then remaining to the vendee or lessee, such vendee or lessee shall thereupon become entitled to the rights and subject to the obligations of the landlord under this Lease (including the obligations with respect to the Security Deposit), and Landlord shall thereupon be released from all liability for the return of such Security Deposit to Tenant. In such event, Landlord shall cause the transferee of the Security Deposit to issue a written acknowledgement of receipt thereof and Tenant agrees after receipt of such notice to look solely to the new landlord for the return of the Security Deposit then remaining. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         Section 2.6 Lease Amendment. If, pursuant to Sections 8.1 or 11.1 or any other provision of this Lease, there results a change in any of the terms or amounts in the Summary of Basic Terms (including, without limitation, the Leasable Square Footage of the Premises or Base Rent) then in effect, Landlord and Tenant will promptly execute a written amendment to, and restatement of, the Summary of Basic Terms, substituting the changed terms and recomputed amounts in lieu of each of the applicable terms and amounts then in effect which have been changed. As of the effective date of the amendment to the Summary of Basic Terms, the changed terms will be effective for all purposes of this Lease, and the amended and restated Summary of Basic Terms will be a part of, and incorporated into, this Lease.

         Section 2.7 FF&E. As of the date of this Lease, the furniture, fixtures and equipment identified in Exhibit E hereto (the "FF&E") are located in the Premises. Contemporaneously with the execution of this Lease, Landlord shall cause the FF&E other than the items asterisked in Exhibit E hereto (such items being called the "Leased FF&E") to be transferred to Tenant, without warranty. The Leased FF&E shall not be transferred to Tenant, but shall remain in the Premises and Tenant shall have the right to use the Leased FF&E in connection with Tenant's use of the Premises during the Lease Term, without payment of additional consideration. Tenant shall be responsible for the maintenance and repair of the Leased FF&E, subject to reasonable wear and tear, and shall surrender the Leased FF&E, subject to reasonable wear and tear, to Landlord upon expiration of the Lease Term or earlier termination of this Lease in accordance with Section 7.3.

         Section 2.8 Right of First Opportunity.

         (a) Grant of Right. Tenant shall have a right of first opportunity to lease any Qualified Space (as defined below) which is or becomes available for lease after the date of this Lease, on and subject to the terms and conditions set forth in this Section 2.8. The right of first opportunity provided for in this Section 2.8 is granted by Landlord with respect to any Qualified Space in the building on Landlord's Adjacent Property, and by 210 Broadway Owner with respect to any Qualified Space in the building on the 210 Broadway Property (Landlord and 210 Broadway Owner being collectively called, for purposes of this Section 2.8, "Grantor"). As used herein, "Qualified Space" means (i) any leasable space in the building on Landlord's Adjacent Property and/or (ii) any of the space in the building on the 210 Broadway Property depicted as

"Qualified Space" on the floor plans for such building attached hereto as Exhibit F. Grantor will not enter into any lease of any Qualified Space with a tenant other than Tenant unless and until Grantor has given to Tenant a Notice of Availability (as defined in Section 2.8(b)) with respect to such Qualified Space and Tenant has failed to exercise its right to lease such Qualified Space pursuant to Section 2.8(c); provided, however, that any extension of a lease of any existing tenant of Qualified Space pursuant to existing rights held by such tenant, or any new lease to any existing tenant of Qualified Space pursuant to existing rights held by such tenant, shall not be subject to the restriction set forth above in this sentence. Landlord shall cause 210 Broadway Owner, by signing this Lease in the space provided below, to join in the obligations of Grantor provided for in this Section 2.8, to the extent applicable to 210 Broadway Owner.

         (b) Notices of Availability. From time to time during the Lease Term as Qualified Space is, becomes or is about to become available for lease, Grantor shall give written notice to Tenant specifying any Qualified Space which is or is expected to become available for lease. Any such notice (a "Notice of Availability") shall specify, in addition to the Qualified Space which is or is expected to become available for lease, whether Grantor is willing to lease less than all of the specified Qualified Space, the date on or about which the Qualified Space is expected to become available for lease (if it is not then available), the effective rent (including Base Rent and Additional Rent, if applicable) at which Grantor is willing to lease the Qualified Space, and such other terms which Grantor desires to specify. If, with respect to any Qualified Space as to which Grantor has given a Notice of Availability and as to which Tenant has failed to exercise its right to lease pursuant to Section 2.8(c), Grantor desires to enter into a lease with a third party at an effective rent or on other terms which are, in the aggregate, materially more favorable to the tenant than those set forth in the Notice of Availability, Grantor shall, before entering into such lease, give another Notice of Availability (a "Follow-up Notice") to Tenant, specifying the proposed terms which are more favorable to the tenant that those set forth in the prior Notice of Availability. Tenant shall not disclose to third parties, other than Tenant's employees, consultants and other agents who have a need to know, the contents of any Notice of Availability, and Tenant shall cause all such employees, consultants or agents to respect the confidentiality of the contents thereof.

         (c) Exercise of Right. Unless an Event of Default shall have occurred and be continuing, Tenant shall have the right, exercisable by written notice given by Tenant and received by Grantor within twenty (20) days after Grantor gives the subject Notice of Availability to Tenant (or within five (5) Business Days if the subject Notice of Availability is a Follow-up Notice), and subject to the limitation set forth in Section 2.8(f), to lease any or all of the Qualified Space specified in the Notice of Availability. Tenant's notice of exercise shall indicate whether Tenant is exercising its right with respect to all or part of the Qualified Space specified in the Notice of Availability and, if part, shall specify the part of the Qualified Space as to which Tenant is exercising its right, which shall be subject to the limitation set forth in
Section 2.8(f). Notwithstanding the above provisions of this Section 2.8(c) to the contrary, if Grantor has specified in the subject Notice of Availability that Grantor is not willing to lease less than all of the specified Qualified Space, then Tenant may exercise its right under this Section 2.8(c) only with respect to all of such Qualified Space. Notices to Grantor shall be directed to the address set forth in Item 13B of the Summary of Basic Terms and shall be subject to the provisions of Section 13.3.

         (d) Lease of Qualified Space. If Tenant exercises its right to lease any Qualified Space pursuant to Section 2.8(c), then, promptly after Tenant exercises such right, Grantor and Tenant shall enter into a lease (an "Additional Lease") for such Qualified Space (or, if Grantor and Tenant have previously entered into an Additional Lease, an amendment of such Additional Lease) on the terms and conditions specified in the subject Notice of Availability. The Additional Lease shall be in commercially reasonable form as prescribed by Grantor, subject to changes as negotiated by Grantor and Tenant in good faith, and shall be consistent with the subject Notice of Availability.

         (e) Lapse of Right. With respect to any Qualified Space as to which Grantor gives Tenant a Notice of Availability, if Grantor does not receive Tenant's notice of exercise pursuant to Section 2.8(c) within the period specified therein, Tenant's right of first opportunity provided for in this
Section 2.8 shall lapse and Grantor shall be free to lease the Qualified Space to third parties; provided, however, that Tenant's right of first opportunity shall be reinstated with respect to any such Qualified Space as to which Grantor has not entered into a lease in accordance with this Section 2.8 within six (6) months after the subject Notice of Availability.

         (f) Limitation. Tenant's right of first opportunity provided for in this Section 2.8 is subject to the limitation that the configuration, size and location of any Qualified Space leased by Tenant pursuant to the terms thereof shall be established in a manner to assure that the Qualified Space leased by Tenant, as well as any residual Qualified Space, is functional and marketable, as determined by Grantor in its reasonable discretion.

         (g) Termination of Right. Tenant's right of first opportunity provided for in this Section 2.8 shall terminate twelve (12) months before the expiration of the Lease Term. For purposes of determining the expiration of the Lease Term for purposes of this Section 2.8(g), an Extension Term shall be included only if Tenant has effectively exercised its right to extend pursuant to Section 2.4(b). Tenant may exercise its right to lease any Qualified Space pursuant to Section 2.8(c) less than eighteen (18) months before the expiration of the Initial Term or then current Extension Term, as applicable, only if, prior to (or simultaneously with) the exercise of such right, Tenant shall have made a timely and effective exercise of its right to extend the Lease Term in accordance with Section 2.4(b).

         (h) Event of Default. If an Event of Default shall have occurred and be continuing, Grantor shall have no obligation to give any Notice of Availability to Tenant, and Tenant shall have no rights under this Section 2.8 if an Event of Default exists beyond applicable cure periods on the date on which Tenant attempts to exercise its right to lease any Qualified Space.

                                   ARTICLE III

                              TENANT'S WORK; SIGNS

         Section 3.1 Delivery of Possession. Landlord shall deliver (or cause Assignor to deliver) the Premises to Tenant upon the full execution and delivery of this Lease, as is, with the

Premises, including roof and structure of the Building, in good working order, for the purpose of enabling Tenant to perform the alterations and improvements to the Premises desired by Tenant to prepare the Premises for Tenant's occupancy (collectively, "Tenant's Work"). Without limiting the generality of the immediately preceding sentence, upon delivery of the Premises to Tenant, Landlord shall cause the Premises to have been decommissioned in accordance with the decommissioning requirements set forth in Exhibit G (the "Decommissioning Requirements"). Pursuant to the Assignment, Assignor has agreed to decommission the Premises in accordance with the Decommissioning Requirements. However, in the event that Assignor defaults in the performance of the Decommissioning Requirements, Landlord shall, promptly after receipt of written notice from Tenant specifying in reasonable detail the respects in which Assignor has so defaulted, and without waiving any claim against Assignor for such default(s), cure such default(s).

         Section 3.2 Tenant's Work.

         (a) Generally. Tenant, at Tenant's cost and expense (subject to application of the Allowance as provided in Section 3.2(d)), shall perform Tenant's Work in accordance with this Section 3.2.

         (b) Tenant Improvements Plans. Prior to commencing any Tenant's Work, Tenant will prepare and submit to Landlord for review and approval Tenant Improvements Plans, consisting of final working plans and specifications for Tenant's Work. Within five (5) Business Days after receipt of proposed Tenant Improvements Plans, Landlord shall, by written notice to Tenant, approve or disapprove the Tenant Improvements Plans. Landlord will not unreasonably withhold its approval of proposed Tenant Improvements Plans, and in any disapproval of proposed Tenant Improvements Plans, Landlord shall specify in reasonable detail the respects in which the Tenant Improvements Plans are not satisfactory to Landlord and the changes which Landlord desires in order that the Tenant Improvements Plans will be satisfactory to Landlord. After receiving any notice of disapproval from Landlord with respect to proposed Tenant Improvements Plans, Tenant will revise the Tenant Improvements Plans as reasonably requested by Landlord and will resubmit the revised Tenant Improvements Plans to Landlord for review and approval in accordance with the procedures set forth in this Section. Tenant may make changes in the approved Tenant Improvements Plans only with the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall be fully responsible for the compliance of the Tenant Improvements Plans with all Legal Requirements and for assuring that the Tenant Improvements Plans provide for Tenant's Work that will be in compliance with all Legal Requirements and will satisfy Tenant's requirements. Landlord's approval of the Tenant Improvements Plans shall not, and shall not be deemed to, be a certification, representation or warranty by Landlord that the Tenant Improvements Plans are adequate, complete or in compliance with Legal Requirements. Landlord may, at its election, have one or more architects and/or engineers selected by Landlord review the Tenant Improvements Plans and/or any proposed changes therein. All fees and charges of such architects and/or engineers in connection with any such reviews, up to a maximum of $2,500 per review and up to a maximum aggregate amount of $5,000, shall be paid by Tenant as Additional Rent within fifteen (15) days after Tenant is billed therefor. All such reviews shall be for the sole benefit of Landlord and neither Landlord nor such architects and/or engineers shall have any liability or obligation to Tenant or any other Person with respect to the Tenant Improvements Plans or Tenant's Work.

         (c) Performance of Tenant's Work. Tenant shall be fully responsible for the performance of Tenant's Work. Tenant shall be responsible for, and shall pay on or before the dates when due, all costs and expenses related to Tenant's Work, including, but not limited to, architects' and engineers' fees and charges, permits and other governmental fees and charges and all direct and/or indirect construction costs, subject to application of the Allowance as provided in Section 3.2(d). The contractor(s) performing Tenant's Work shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. All of Tenant's Work shall be done in a good and workmanlike manner using new and high quality materials, in accordance with the provisions of all Legal Requirements and insurance requirements applicable thereto, in accordance with the approved Tenant Improvements Plans, and in accordance with the requirements of Section 7.4. Tenant shall at its sole cost and expense do all work necessary and take all other steps required in order to obtain and maintain a certificate of occupancy for the Premises and Tenant's use thereof during the Lease Term. Landlord may conduct such inspections of Tenant's Work as Landlord, in its sole discretion, determines. In addition to amounts payable pursuant to Section 3.2(b), but without duplication, Tenant shall pay or reimburse Landlord for the actual out-of-pocket costs incurred by Landlord, up to a maximum of $1,000 per review and up to a maximum aggregate amount of $4,000, in connection with each inspection and review of Tenant's Work. All such inspections and reviews are for the sole benefit of Landlord and Landlord shall have no liability or obligation to Tenant or any other Person with respect to Tenant's Work or the performance thereof. Tenant's entry into the Premises prior to the Commencement Date shall be at Tenant's own risk solely for the purpose of performing Tenant's Work and otherwise preparing the Premises for occupancy by Tenant and installing fixtures and equipment. During the period of Tenant's entry prior to the Commencement Date, Tenant shall be subject to the insurance obligations set forth in Sections 7.7 and 7.8 and to all other obligations of Tenant under this Lease, other than the obligations to pay Base Rent and Additional Rent, and, prior to any such entry by Tenant, Tenant shall furnish Landlord with a certificate of insurance confirming its procurement of the insurance required by Sections 7.7 and 7.8.

         (d) Application of Landlord Allowance. The Landlord Allowance shall be disbursed and applied by Landlord to pay Tenant's actual costs of designing and performing Tenant's Work consisting of improvements to the Premises. Disbursement of the Landlord Allowance to or at the direction of Tenant to pay or reimburse Tenant for costs of designing and performing Tenant's Work shall be conditioned upon the subject Tenant's Work having been performed in accordance with the provisions of this Lease, and shall be subject to Landlord's approval of a request for payment in form and with backup reasonably satisfactory to Landlord, including but not limited to such certifications, lien waivers and other documents from Tenant, Tenant's contractor and Tenant's architect as Landlord may reasonably require. In addition, disbursement of the Landlord Allowance shall be conditioned upon the prior disbursement in full of the portion of the Allowance to be provided by Nuvelo pursuant to the Assignment. Landlord shall make disbursements of the Landlord Allowance to or at the direction of Tenant within ten (10) days after receipt of Tenant's written request and reasonably satisfactory backup documentation. Landlord may inspect Tenant's Work as a condition to making any requested disbursement of the Landlord Allowance to confirm the status of Tenant's Work and that Tenant's Work is being performed substantially in accordance with the provisions of this Lease.

         Section 3.3 Signs. Tenant may erect one sign identifying Tenant's business on the exterior of the Building, provided that such sign complies with the provisions of this Section 3.3 and other applicable provisions of this Lease. The sign's location, design, shape, size, materials, color and type and all other matters related to such sign (other than Tenant's right to erect a sign) shall be subject to Landlord's prior written approval following submission by Tenant to Landlord of detailed plans and specifications therefor, which Landlord will not unreasonably withhold. Except for the one sign permitted pursuant to the above provisions of this Section 3.3, Tenant shall not erect any signs which are visible from the exterior of the Building; provided, however, that Tenant may, subject to compliance with Legal Requirements, maintain incidental signs, such as directional signs, on Landlord's Property. Tenant's right to an exterior sign shall be subject to compliance with all applicable requirements of the City of Cambridge and all other applicable Legal Requirements. Tenant shall be solely responsible for confirming that any proposed sign is in compliance with all Legal Requirements. All costs of obtaining permits and approvals, creating, installing, illuminating, maintaining, repairing and/or replacing Tenant's exterior sign shall be paid by Tenant. Any signs of Tenant located in the interior of the Building (i) shall comply with all applicable Legal Requirements, and (ii) and shall have been approved of in writing and in advance by Landlord following submission of detailed plans and specifications by Tenant to Landlord. Tenant shall maintain its signs, if any, in good repair and condition. At the end of the Lease Term or earlier termination of this Lease, Tenant shall promptly remove all of Tenant's signage at Landlord's Property and restore all damage related to the installation, existence and/or removal of such signage.

                                   ARTICLE IV

                           BASE RENT; ADDITIONAL RENT

         Section 4.1 Base Rent.

         (a) Tenant shall pay Base Rent in the amounts set forth in Item 9 of the Summary of Basic Terms.

         (b) (i) The Base Rent during each Extension Term will be ninety-five percent (95%) of the then current Market Rent, as determined in accordance with this Section 4.1(b). Within thirty (30) days after Tenant gives to Landlord written notice of exercise of an extension option pursuant to
Section 2.4(b), Landlord and Tenant shall simultaneously exchange proposals setting forth their opinions as to the market rent for the Premises for the Extension Term ("Market Rent"). Landlord and Tenant shall negotiate in good faith until the date which is fifteen (15) days after the exchange of proposals (such period being herein called the "Negotiation Period") to attempt to agree upon the Market Rent, and, in the course of such negotiations, each party may from time to time submit modified proposals to the other. If the parties agree upon the Market- Rent prior to the determination of the arbitrator pursuant to
Section 4.1(b)(ii), whether such agreement is reached during or after the Negotiation Period, the Market Rent shall be so agreed.

                  (ii) If the parties are unable to agree upon the Market Rent for an Extension Term within the Negotiation Period, then each party shall, upon selection of an arbitrator pursuant to Section 4.1(b)(iii), simultaneously exchange and submit to the arbitrator for binding arbitration a proposal as to Market Rent for the Extension Term and explanation therefor. "Market Rent" shall be determined as of the commencement of the Extension Term at the then current arms-length negotiated rentals being charged to new tenants (or renewal tenants for renewals and extensions which do not have pre-negotiated contract rents) for comparable space in comparable lab/office buildings located in the Kendall Square/East Cambridge area, taking into account and giving effect to, in determining comparability, without limitation, such considerations as lease term, the age, size, location, condition, and amenities of the Building, the availability of parking, and the amount of any tenant Improvements allowance. The Market Rent may include escalations at various points during the Extension Term. The arbitrator shall also consider and incorporate into the computation the existing improvements to the Premises, including the amount of office and laboratory space. Neither party shall be deemed under any compulsion to rent or lease space. The arbitrator shall not have the right to modify any other provision of the Lease except Base Rent. Within thirty (30) days after both parties have submitted such proposals to the arbitrator, the arbitrator shall select one of the proposals as more closely approximating the Market Rent appropriate for the Extension Term, and, unless the parties have then agreed upon the Market Rent, the proposed Market Rent set forth in such proposal selected by the arbitrator shall be deemed to be the Market Rent for the Extension Term.

                  (iii) If the parties are unable to agree upon the Market Rent within the Negotiation Period, then the parties shall, within fifteen (15) days after the end of the Negotiation Period (such fifteen (15) day period being herein called the "Selection Period"), attempt to agree upon an arbitrator to whom to submit the determination of Market Rent for binding arbitration pursuant to Section 4.1(b)(ii). If the parties are unable to agree upon an arbitrator within the Selection Period then at the end of the Selection Period, each party shall select a single arbitrator and, within fifteen (15) days after the end of the Selection Period, the arbitrators shall agree upon an arbitrator to whom the determination of Market Rent shall be submitted for binding arbitration pursuant to Section 4.1 (b)(ii). If such arbitrators are unable to agree promptly upon an arbitrator, an arbitrator shall be selected by the American Arbitration Association. Any arbitrator selected by either party, by the arbitrators selected by the parties or by the American Arbitration Association shall be independent of both parties and shall have such experience, either as a licensed real estate broker or as an appraiser, as would qualify such arbitrator as an expert with respect to leasing terms in the Cambridge area. Such arbitrator shall make the determination required pursuant to Section 4.1(b)(ii) within thirty (30) days of selection. The parties shall share equally the fees and expenses of the arbitrator to whom the determination of Market Rent is submitted. Landlord and Tenant shall each pay the fee of the arbitrator selected by it.

         (c) Base Rent shall be payable in equal monthly installments of one-twelfth of the annual Base Rent then in effect and shall be paid without offset for any reason, in advance, on the first day of each calendar month during the Lease Term commencing with the Base Rent Commencement Date. Base Rent and Additional Rent shall be paid either (i) by an "electronic funds transfer" system arranged by and among Tenant, Tenant's bank and Landlord, or (ii) by check sent to Landlord's office c/o "Robert A. Schlager," or at such other place as Landlord shall from time to time designate in writing. If Tenant is using checks, rent checks shall be made payable to Landlord or to such other entity or trade-style as Landlord may designate from time to time in writing. The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.1 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

         Section 4.2 Certain Additional Rent. Tenant shall pay, without offset for any reason, all payments of Additional Rent payable by Tenant to Landlord hereunder. If Tenant fails to pay any Additional Rent, Landlord shall have all the rights and remedies for failure to pay Base Rent. The parties acknowledge and agree that the obligations owing by Tenant under this Section 4.2 are rent reserved under this Lease, for all purposes hereunder, and are rent reserved within the meaning of Section 502(b)(6) of the Bankruptcy Code or any successor provision thereto.

         Section 4.3 Taxes.

         (a) Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Taxes. The Taxes shall be estimated in good faith by Landlord at the commencement of the Lease Term and at the end of each Tax Fiscal Year, and shall be due and payable by Tenant to Landlord in equal consecutive monthly installments on the basis of the most recent estimate on the first day of each calendar month during the Lease Term, subject to readjustment when the actual amount of Taxes is determined. After readjustment, any shortage shall be due and payable by Tenant within 15 days of demand by Landlord and any excess shall, unless an Event of Default has occurred, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. If the taxing authority provides an estimated tax bill, then monthly installments of Taxes shall be based thereon until the final tax bill is ascertained. Landlord shall furnish to Tenant, upon Tenant's request, but not more than once in any year, a copy of the tax bill or any estimated tax bill. Landlord shall timely pay bills for Taxes, provided that payments in respect thereof have been made by Tenant to Landlord in accordance with this Section 4.3.

         (b)      If, after Tenant shall have made any payment under this
Section 4.3, Landlord shall receive a refund (the "Refund") of any portion of the Taxes paid on account of any Tax Fiscal Year in which such payments shall have been made as a result of an abatement of such Taxes, by final determination of legal proceedings, settlement or otherwise, Landlord shall, within thirty
(30) days after receiving the Refund, pay to Tenant (unless an Event of Default has occurred and is continuing) an amount equal to (i) the lesser of (A) Tenant's Tax payments for such Tax Fiscal Year or (B) the Refund, which payment to Tenant shall be appropriately adjusted if Tenant's Tax payments covered a shorter period than covered by the Refund, less (ii) all expenses incurred by Landlord in connection with such proceedings (including, but not limited to, reasonable attorneys' fees, costs and appraisers' fees). Landlord shall have sole control of all tax abatement proceedings.

         (c) If the Commencement Date is not on July 1, or the expiration or termination of this Lease is not on June 30, Tenant's obligation in respect of Taxes shall be prorated. If the final tax bill for the Tax Fiscal Year in which such expiration or termination of this Lease occurs shall not have been received by Landlord, then within thirty (30) days after the receipt of the tax bill for such Tax Fiscal Year, Landlord and Tenant shall make appropriate adjustments of estimated payments.

         (d) Without limiting the generality of the foregoing, Tenant shall pay all rent and personal property taxes attributable to its signs or any other personal property including but not limited to its trade fixtures, the existing or any future floor coverings, wall treatments and light fixtures in the Premises.

         Section 4.4 Insurance Costs. Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Insurance Costs. The Insurance Costs shall be estimated in good faith by Landlord at the commencement of the Lease Term and at the end of each calendar year, and shall be due and payable by Tenant to Landlord in equal consecutive monthly installments on the basis of the most recent estimate on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Insurance Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within fifteen (15) days of demand by Landlord and any excess shall, unless an Event of Default has occurred and is continuing, be credited against future Additional Rent obligations, or refunded if the Lease Term has ended and Tenant has no further obligations to Landlord. Landlord shall provide Tenant upon request with reasonable supporting documentation for the Insurance Costs for the prior calendar year; provided that such request is received by Landlord within six (6) months after the end of the calendar year to which such Insurance Costs relate.

         Section 4.5 Shared Operating Costs. Tenant shall pay to Landlord, as Additional Rent, an amount equal to the Allocated Shared Operating Costs. The Allocated Shared Operating Costs shall be estimated in good faith by Landlord at the commencement of the Lease Term and at the end of each calendar year, and shall be due and payable by Tenant to Landlord in equal consecutive monthly installments on the basis of the most recent estimate on the first day of each calendar month during the Lease Term, subject to readjustment from time to time as determined by Landlord and also when actual Allocated Shared Operating Costs are determined. After a readjustment, any shortage shall be due and payable by Tenant within fifteen (15) days of demand by Landlord and any excess shall, unless an Event of Default has occurred and is continuing, be credited against future Additional Rent obligations, or refunded by Landlord within fifteen (15) days if the Lease Term has ended and Tenant has no further obligations to Landlord.

         Section 4.6 Payment for Utility Costs. Tenant shall promptly pay all Utility Costs when due to the appropriate utility provider.

         Section 4.7 Tenant's Right to Examine Landlord's Records. Annually, Landlord shall furnish to Tenant report setting forth in reasonable detail the Allocated Shared Operating Costs, Insurance Costs and Taxes for the immediately preceding calendar year (in the case of Allocated Shared Operating Costs and Insurance Costs) or Tax Fiscal Year (in the case of Taxes). Tenant shall have the right to audit Landlord's books and records relating to Allocated Shared Operating Costs, Insurance Costs and/or Taxes with respect to the period covered by each such report within six (6) months after receipt of such report (such six (6) month period being called the "Audit Period") by delivering a notice of its intention to perform such audit to Landlord. If, as a result of such audit, Tenant believes that it is entitled to receive a refund of any Additional Rent paid by Tenant in respect of Allocated Shared Operating Costs, Insurance Costs and/or Taxes, Tenant shall deliver to Landlord, no later than thirty (30) days after expiration of the Audit Period, a notice demanding such a refund, together with a statement of the grounds for each such demand and the amount of each proposed refund. The cost of any such audit shall be paid by Tenant, except that, if it is established that the Additional Rent in respect of Allocated Shared Operating Costs, Insurance Costs and Taxes charged to Tenant for the period in question was overstated by more than five percent (5%), the reasonable cost of such audit shall be paid or reimbursed to Tenant by Landlord. An overstatement shall not be deemed to exist due to a Refund. Any audit shall be performed by either (a) Tenant's regular employees or (b) a reputable certified public accountant reasonably acceptable to Landlord whose compensation is not, directly or indirectly, contingent in whole or in part on the results of the audit. If, within twelve (12) months after Landlord furnished a report pursuant to this Section 4.7, Landlord determines that such report was in error, Landlord shall promptly furnish a corrective or supplemental report to Tenant, and if such corrective or supplemental report results in increased Additional Rent, the Audit Period for the year covered by such report shall be extended for six (6) months after Landlord furnishes the corrective or supplemental report.

                                   ARTICLE V

                                 USE OF PREMISES

         Section 5.1 Permitted Use. Tenant shall use and occupy the Premises only for the Permitted Use.

         Section 5.2 Restrictions on Use. Tenant shall use the Premises in a careful, safe and proper manner, shall not commit or suffer any waste on or about Landlord's Property, and shall not make any use of Landlord's Property which is prohibited by or contrary to any Legal Requirements, or which would cause a public or private nuisance. Tenant shall comply with and obey all Legal Requirements which in any way affect the use of Landlord's Property. Tenant, at its own expense, shall obtain any and all permits, approvals and licenses necessary for use of the Premises. Tenant shall not overload the floors or other structural parts of the Building; and shall not commit or suffer any illegal act or thing on Landlord's Property. Tenant shall not do or permit to be done any act or thing on Landlord's Property which will invalidate or be in conflict with any insurance policies covering the Building. If, because of Tenant's use of the Premises or activity in or about Landlord's Property, the Insurance Costs are increased, Tenant shall pay Landlord the amount of such increase. Tenant shall cause any fire lanes in the front, sides and rear of the Building to be kept free of all parking associated with its business or occupancy and in compliance with all applicable regulations. Tenant shall not permit the emission of any objectionable noise or odor from the Premises and shall at its own cost install such extra sound-proofing or noise control systems and odor control systems, as may be needed to eliminate noise, vibrations and odors, if any, emanating from the Premises being heard, felt or smelled outside the Premises.

         Section 5.3 Hazardous Materials. Tenant (a) will not conduct or permit any activity on the Premises that will use or produce any Hazardous Materials, except for such activities that are both (1) part of the ordinary course of Tenant's business activities and (2) conducted in accordance with all Environmental Laws; (b) will not use the Premises in any manner for the storage of any Hazardous Materials except for storage of such materials that are both
(1) used in the ordinary course of Tenant's business and (2) properly stored in a manner and location satisfying all Environmental Laws; (c) will not install any underground tanks of any type; and (d) will not permit any Hazardous Materials to be brought onto the Premises, except in the ordinary course of Tenant's business and in compliance with all Environmental Laws. If any Hazardous Materials are brought or found on the Premises in violation of the above provisions of this Section, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If at any time during or after the Lease Term the Premises are so contaminated or subject to such conditions as a result of Tenant's failure to comply with the foregoing provisions, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of such failure. Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an "MSDS") was issued by the producers or manufacturers thereof, together with copies of the MSDS's for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord's request therefor. Except for Hazardous Materials that existed in or on the Premises as of the date of this Lease, Tenant shall remove all Hazardous Materials from the Premises in conformance with all Environmental Laws before the earlier of the date Tenant vacates the Premises and the date Tenant's right to possess the Premises ends. Should Landlord reasonably believe that Tenant is violating this
Section 5.3 or that there is an imminent hazard (as defined in the Massachusetts Contingency Plan), Landlord may, upon reasonable notice to Tenant, enter the Premises and conduct environmental inspections and tests therein as it may require from time to time, provided that Landlord shall afford Tenant reasonable opportunity to accompany Landlord or its agents and shall use reasonable efforts to minimize the interference with Tenant's business. Such inspections and tests shall be conducted at Landlord's expense, unless they reveal the presence of Hazardous Materials in violation of the above provisions of this Section or that Tenant has not complied with the requirements of this Section, in which case Tenant shall reimburse Landlord for the cost thereof within ten (10) days after Landlord's request therefor. Landlord shall be responsible for the remediation of any Hazardous Materials existing in or on the Premises as of the date of this Lease in violation of Environmental Laws, and shall indemnify and hold Tenant harmless from the costs of such remediation.

                                   ARTICLE VI

                         CERTAIN OBLIGATIONS OF LANDLORD

         Section 6.1 Landlord's Services. Landlord shall furnish to the Building the services set forth below in this Section, subject to the conditions stated in this Lease.

         (a) Building. Landlord, at its sole cost and expense, shall maintain and keep in good condition and repair the exterior and structural elements of the Building, including the roof, foundation, exterior walls and the exterior of exterior windows, and the utility lines and systems outside the Building (except to the extent those utility lines or systems are the property or responsibility of the applicable utility company). Landlord shall cause the heating, ventilating and air conditioning system of the Building to be in good operating condition as of the Commencement Date, and warrants against any repairs or replacements with respect to the heating, ventilating and air conditioning system which are required, and as to which Tenant makes a claim, during the first Lease Year; provided, however, that Tenant shall be responsible for the scheduled maintenance and repair of the heating, ventilating and air conditioning system during the entire Lease Term. Notwithstanding any of the above provisions of this Section 6.1(a) to the contrary, Landlord shall be responsible for any repair and/or replacement, other than scheduled maintenance and repair, of the three (3) multizone HVAC units which presently serve the Building.

         (b) Outside Areas. Landlord shall clean, provide lighting, repair and maintain the Outside Areas. Notwithstanding the above, any damage to the Outside Areas caused by any Tenant Invitee shall be the sole responsibility of Tenant.

         (c) Taxes. Landlord shall pay all Taxes levied upon or with respect to Landlord's Property, subject to Tenant's obligations under Section 4.3.

         (d) Insurance. Landlord shall procure and maintain in full force and effect fire, casualty and extended coverage insurance with respect to the Building, with vandalism and malicious mischief endorsements, liability insurance with respect to the Outside Areas, rent loss insurance and such other insurance upon or with respect to Landlord's Property as Landlord reasonably determines to be necessary, appropriate and/or desirable or is required by Landlord's lender, all with such limits of coverage as Landlord or Landlord's lender may reasonably deem necessary, appropriate and/or desirable, subject to Tenant's obligations under Section 4.4.

         Section 6.2 Interruption; Delay. Landlord shall have no responsibility or liability for failure or interruption of any such repairs or services referred to in this Article VI, or for any interruption in utility services, caused by breakage, accident, strikes, repairs, inability after exercise of reasonable diligence to obtain supplies or otherwise furnish services, or for any cause or causes beyond the reasonable control of Landlord (but Landlord, in respect of those matters for which Landlord is responsible, will use reasonable efforts to restore such services or make such repairs as soon as possible), nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service or make such repair shall not be construed as an eviction of Tenant, nor render Landlord liable in damages, nor entitle Tenant to an abatement of Base Rent or Additional Rent, nor release Tenant from the obligation to fulfill any of its covenants under this Lease, except as provided in Articles X and XI with respect to eminent domain and damage by fire or other casualty. If any of such services are interrupted by a cause or causes within the reasonable control of Landlord so as to render the Premises, or a significant portion thereof, untenantable and Landlord does not commence reasonable action to remedy such interruption within five (5) Business Days after Tenant gives Landlord written notice thereof and does not thereafter diligently pursue such remedial action until such interruption has been ended, Tenant shall be entitled to an abatement of Base Rent in proportion to the portion of the Premises rendered untenantable for each day that such untenantable condition continues by reason of such interruption in services. In the event of a planned interruption of services to perform scheduled repairs or maintenance, Landlord shall give Tenant such prior written notice, not to exceed thirty (30) days, as is reasonable under the circumstances in order that Tenant can take appropriate precautions to protect its work.

         Section 6.3 Additional Services. Should Tenant request any additional services (such as replacement of light bulbs and ballast), Tenant agrees to pay to Landlord as Additional Rent therefor Landlord's costs for providing such service, plus an additional fifteen (15%) percent as an administrative fee, within thirty (30) days of Landlord's billing Tenant therefor.

         Section 6.4 Landlord's Representations. Landlord represents to Tenant that, as of the date of this Lease, to the best of Landlord's knowledge, (a) Landlord's Property is in compliance with Legal Requirements, (b) Landlord's Property is zoned to permit the use of the Premises as a BL3 level laboratory for scientific research (subject to Tenant's obligation to obtain permits for such use), and (c) the Building systems are in good operating condition.

         Section 6.5 Landlord Indemnity. Subject to Section 13.4, Landlord will exonerate, indemnify, defend, save and hold harmless Tenant from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including reasonable legal fees, arising from any injury to third persons or damage to property of third persons to the extent caused by the negligence or misconduct of Landlord or Landlord's agents, employees or contractors. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

                                  ARTICLE VII

                          CERTAIN OBLIGATIONS OF TENANT

         Section 7.1 Rent. Tenant will promptly pay the Base Rent and Additional Rent, including without limitation any and all fees, charges, expenses, fines, assessments or other sums payable by Tenant to Landlord (or to the applicable provider of utilities) at the time and in the manner provided for in this Lease, all of which shall be deemed to be obligations to pay Base Rent or Additional Rent.

         Section 7.2 No Waste. Tenant shall not overload, damage or deface the Premises nor any other part of the Building, nor shall it suffer or permit the same to be done, nor shall it commit any waste.

         Section 7.3 Maintenance; Repairs; and Yield-Up. Tenant shall maintain and keep the Premises in good condition and repair. Tenant's obligation to so maintain and repair the Premises shall apply to all of the Premises, including the heating, ventilating and air conditioning system and other systems of the Building, but excluding such elements as are the responsibility of Landlord under Section 6.1(a). Tenant's responsibility with respect to the heating, ventilating and air conditioning system of the Building shall include ordinary maintenance and repair and, to the extent necessary or appropriate, replacements, subject to Landlord's warranty obligations under Section 6.1(a); provided, however, that Tenant shall not be required to make capital expenditures with respect to the heating, ventilating and air conditioning system which become necessary during the last twenty-four (24) months of the Lease Term. At the end of the Lease Term or sooner termination of this Lease, Tenant shall peaceably surrender and deliver up the Premises and the Leased FF&E to Landlord, broom clean, with all utilities safely capped, and in good repair and condition, reasonable wear and tear and damage by casualty excepted, and removing all signs and lettering and all personal property, goods and effects belonging to Tenant or anyone claiming through or under Tenant. In addition to the requirements of the immediately preceding sentence, Tenant shall, upon surrender of the Premises, have decommissioned the Premises in accordance with the Decommissioning Requirements. Tenant shall not be required to remove from the Premises upon termination of this Lease any alterations or improvements which were a part of Tenant's Work performed in accordance with Section 3.2. Tenant shall cause all maintenance and repair work for which Tenant is responsible to conform to applicable governmental laws, rules, regulations, orders and requirements of public authorities. Tenant shall keep the Premises clear of all filth, trash and refuse. If Tenant fails to perform Tenant's obligations under any of the above provisions of this Section 7.3, then Landlord will have the right (but not the obligation), without waiving any default by Tenant, to cause such obligations to be performed upon not less than three (3) days prior written notice to Tenant (or a shorter period of prior written notice, or a contemporaneous written notice, if appropriate in Landlord's reasonable judgment in light of the nature of Tenant's obligations to be performed), and if Landlord causes any of such obligations to be performed, the costs and expenses reasonably incurred by Landlord in connection therewith shall be due and payable by Tenant to Landlord as Additional Rent upon demand.

         Section 7.4 Alterations by Tenant. Tenant will not make any change in, or addition to, the Premises without first obtaining, on each occasion, Landlord's consent in writing as provided below (which consent shall not be unreasonably withheld or delayed), and then only at Tenant's expense, and in a lawful manner and upon such terms and conditions as Landlord, by such writing, shall reasonably approve, which shall include, without limitation, (a) maintenance of insurance in form and substance reasonably satisfactory to Landlord, and (b) compliance with Sections 7.9 and 7.11; provided, however, that Tenant may, upon prior written notice to, but without the requirement of consent of, Landlord, make (a) alterations or additions which (i) are non-structural,
(ii) do not penetrate or otherwise affect the roof of the Building, (iii) do not materially adversely affect the systems of the Building, and (iv) are not reasonably anticipated to cost more than $25,000, either singly or in the aggregate, in any calendar year, and (b) alterations which are purely cosmetic in nature, such as paint, wallcovering, carpeting and the like, regardless of cost. Any alteration or addition shall be consistent in appearance with the rest of the Building and Landlord's Property and shall be made only after duly obtaining (and providing to Landlord copies of) all required permits and licenses from all governmental authorities. Tenant will deliver to Landlord in writing a schedule setting forth the details and location of all such proposed alterations or additions and detailed plans and specifications. The contractor(s) performing the work shall be subject to Landlord's approval, which will not be unreasonably withheld. If required by Landlord's lender, tenant shall provide a statutory lien bond with respect to such work. All approved repairs, installations, alterations, additions or other improvements made by Tenant shall be made in a good and workmanlike manner. Tenant Invitees shall be given such reasonable access to other portions of the Building and the mechanical systems as may be necessary or appropriate to perform such work. Both during and after the performance of any such work, Landlord shall have free access to any and all mechanical installations in the Premises, including, but not limited to, air conditioning, fans, ventilating systems, machine rooms and electrical closets; and Tenant agrees not to construct or permit the installation of partitions and/or other obstructions in the Premises which might interfere with Landlord's free access to the Premises or Building, or impede the free flow of air to and from air vents and other portions of the heating, ventilating and air conditioning systems in the Building. Unless Landlord elects otherwise or has agreed otherwise in writing prior to installation, all installations, alterations, additions or improvements in or to the Premises shall be the property of Landlord and shall remain upon, and be surrendered with, the Premises at the end of the Lease Term or sooner termination of this Lease.

         Section 7.5 Trade Fixtures. Any trade fixtures installed in, or attached to, the Premises by, and at the expense of, Tenant, shall remain the property of Tenant. Tenant shall have the right, at any time and from time to time during the Lease Term, to remove any and all of its trade fixtures, which it may have installed in, or attached to, the Premises, during the Lease Term. In addition, at the end of the Lease Term or sooner termination of this Lease, Tenant shall remove all of Tenant's trade fixtures unless Landlord gives Tenant a written waiver for same. At any time that Tenant removes any of its trade fixtures, Tenant shall promptly repair Landlord's Property as a result of any damage to, or destruction of, Landlord's Property caused by the removal of any of its trade fixtures.

         Section 7.6 Compliance with Laws. Tenant, in its use of the Premises and its performance of any alterations or improvements to the Premises, shall, at its sole expense, comply with all laws, orders and regulations of Federal, State, County and Town authorities, and with any direction of any public officer or officers, pursuant to law, including, without limitation, all Legal Requirements related to the use, storage, discharge, release, removal or existence of Hazardous Materials. Tenant agrees that the Premises shall be kept in a sanitary and safe condition in accordance with all applicable Federal and State laws and the by-laws, rules, regulations and ordinances of the City of Cambridge, and in accordance with all directions, rules and regulations of the Health Officer, Fire Marshall, Building Inspector and other proper officers of the governmental agencies having jurisdiction thereover.

         Section 7.7 Contents at Tenant's Risk. All inventory, equipment, goods, merchandise, furniture, fixtures and property of every kind which may be on or about the Premises (including but not limited to the FF&E) shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the use or abuse of water or by the leaking or bursting of water pipes, or by rising water, or by roof or other structural leak, or by loss of electrical service, or in any other way or manner, no part of such loss or damage shall be charged to or borne by Landlord in any case whatsoever. Tenant agrees to maintain full and adequate insurance coverage on all of its property at the Premises and the Leased FF&E, including physical damage, theft and business interruption insurance, or Tenant shall be a self-insurer thereof, in which case Tenant shall so advise Landlord in writing and shall

                                      -24
be fully responsible for all such damage, and shall indemnify and save harmless Landlord from any loss, cost, expense, damage or liability resulting from Tenant's failure to have such insurance as required in this Lease. Such insurance on Tenant's property shall contain a waiver of subrogation clause in favor of Landlord, or shall name Landlord as an additional insured for the sole purpose of preventing a subrogation claim against Landlord. If Tenant is a self-insurer, in whole or in part, Landlord shall be entitled to the same benefits it would have enjoyed had insurance covering the loss in full with a waiver of subrogation clause been in effect, or as if the Landlord has been named on insurance covering the loss in full as an additional insured for the purpose of preventing a subrogation claim.

         Section 7.8 Indemnification and Insurance. Tenant will exonerate, indemnify, defend, save and hold harmless Landlord (and any and all Persons claiming by, through or under Landlord) from and against all claims, proceedings, defenses thereof, liabilities, costs, and expenses of any kind and nature, including legal fees, arising from: (i) any breach of this Lease by Tenant or any Tenant Invitee or other Person claiming by, through or under Tenant; and/or (ii) any act, omission or negligence of any Tenant Invitee, or arising from any accident, injury or damage occurring in, on or about Landlord's Property, which such accident, damage or injury results from the negligence or misconduct on the part of any Tenant Invitee. This exoneration, indemnification and hold harmless agreement shall survive the termination of this Lease.

         From and after any pre-term occupancy by Tenant, if any allowed by Landlord, and thereafter during the Lease Term and any period of holding over, Tenant shall maintain in full force and effect a policy of commercial general liability insurance under which Landlord (and its designees) and Landlord's mortgagee(s) are named as additional insureds. Each such policy shall be non-cancelable with respect to Landlord without thirty (30) days prior written notice to Landlord, and Tenant shall deliver to Landlord prior to any pre-term occupancy, prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any then effective coverage a satisfactory written certificate of insurance coverages or the renewal or replacement of such coverages. The minimum limits of liability of such insurance shall be One Million Dollars ($1,000,000.00) combined single limits for bodily injury and property damage, each occurrence, and Two Million Dollars ($2,000,000.00) limits for personal injury, together with an overall umbrella coverage of an additional Three Million Dollars ($3,000,000.00). Tenant shall not permit any contractor to do any work at or furnish any materials to be incorporated into the Premises, whether or not included in Tenant's Work, without first delivering to Landlord satisfactory evidence of the contractor's commercial general liability insurance, worker's compensation insurance, automobile insurance and statutory lien bonds each reasonably acceptable to Landlord and complying with any insurance specifications provided by Landlord. All insurance requirements imposed upon Tenant or its contractors under this Lease shall be subject to the further requirement that the forms of coverage and the insurers providing the insurance be licensed in the Commonwealth of Massachusetts, be in sound financial condition, carry an A+ or better Best's rating, and be reasonably acceptable to Landlord. Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those Persons claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of Persons occupying or using adjoining premises or any part of Landlord's Property, or otherwise, or for any loss or damage resulting to Tenant or those Persons claiming by, through or under Tenant, or its or their property, except that to the extent required by applicable Massachusetts law, the foregoing shall not exculpate the Landlord from acts of its own negligence.

         Section 7.9 Landlord's Access. Landlord and its representatives shall have the right without charge to it and without reduction in Base Rent or Additional Rent, at reasonable times, upon reasonable notice and in such manner as shall not unreasonably interfere with Tenant's business, to enter the Premises for any reasonable purpose (including, without limitation, showing the Premises to prospective purchasers, tenants and lenders) and, if Landlord so elects, to make entry for the purpose of investigating repair or maintenance problems and to make such repairs or changes as Landlord deems advisable. Such access shall include, but not be limited to, the right to open floors, walls, ceilings, and building systems for the foregoing purposes. Landlord recognizes that Tenant has legitimate security concerns in light of Tenant's desire to maintain the integrity and confidentiality of its experiments conducted in the Premises, and Landlord will exercise commercially reasonable efforts to respect such concerns in exercising its rights under this Section 7.9. Without limiting the generality of the immediately preceding sentence, Landlord will give Tenant not less than thirty (30) days prior written notice of Landlord's need to enter sensitive portions of the Premises to perform scheduled maintenance and repairs, and will afford Tenant the opportunity to accompany Landlord in accessing the Premises pursuant to this Section 7.9.

         Section 7.10 No Liens. Tenant shall not permit any mechanics', laborers' or materialmen's liens to stand against Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby for any labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed in or on the Premises by or at the direction or sufferance of Tenant. For work costing in excess of $250,000, Landlord may condition the right of Tenant to do Tenant's Work or to do any other work which could result in a lien upon Landlord's Property or Tenant's interests in the Premises, this Lease, or the estate created hereby on the delivery and recording of statutory lien bonds or indemnities satisfactory to Landlord.

         Section 7.11 PTDM Plan. Tenant agrees to comply with all terms, conditions and requirements of the PTDM Plan.

                                  ARTICLE VIII

                            SUBLETTING AND ASSIGNMENT

         Section 8.1 Subletting and Assignment.

         (a) Except as hereinafter set forth, Tenant shall not assign, mortgage, pledge or encumber this Lease nor sublet all or any part of the Premises, nor permit or allow the use of all or any part of the Premises by third party users, such as concessionaires, without, on each occasion, obtaining Landlord's written consent thereto, which consent may be granted, conditionally granted or withheld at Landlord's sole discretion for any reason or for no reason. As used herein, the term "assign" or "assignment" shall be deemed to include, without limitation: (i) any transfer of Tenant's interest in this Lease by operation of law or the merger or consolidation of Tenant with or into any other firm or corporation; or (ii) the transfer or sale of a controlling interest in Tenant (whether in a single transaction or a series of transactions) and whether by sale of its capital stock or otherwise.

         (b) (i) Notwithstanding anything to the contrary in Section 8.1(a), Landlord will not unreasonably withhold or delay its consent to any sublease of all or any part of the Premises, and Landlord will consent to any sublease of all of the Premises to a Permitted Transferee, so long as, in either event, (A) the sublease will not violate the terms of any agreement, instrument, law, rule, regulation or requirement which is binding upon Landlord and/or Landlord's Property; (B) the subtenant and its proposed use is of a character consistent with the operation of Landlord's Property; (C) the subtenant's proposed use is permitted under the terms of this Lease; (D) the subtenant is qualified to do business in the Commonwealth of Massachusetts and has or will have upon occupancy all applicable permits and licenses to do business from the Premises; (E) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such sublease, including, without limitation, a legal retainer in an amount not exceeding $2,000 required by Landlord in advance of Landlord's review of any of Tenant's documentation in connection therewith; (F) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed sublease or the proposed use by the subtenant; (G) there are not more than a total of two (2) subtenant(s), including the proposed subtenant under the proposed sublease, in occupancy of the Premises or portions thereof; and (H) the proposed sublease prohibits any assignment of the sublease or any sub-sublease of any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                  (ii) Notwithstanding anything to the contrary in Section 8.1(a), Landlord will consent to an assignment of this Lease to a Permitted Transferee, so long as: (1) the assignee is qualified to do business in the Commonwealth of Massachusetts and has or will have upon occupancy all applicable permits and licenses to do business from the Premises; (2) Tenant pays to Landlord all of Landlord's reasonable expenses arising out of such assignment including, without limitation, a legal retainer in an amount not exceeding $2,500 specified by Landlord in advance of Landlord's review of any of Tenant's documentation in connection therewith; and (3) there does not then exist an Event of Default and no Event of Default will be created as a result of the proposed assignment or the proposed use by the assignee.

         (c) In the event of an assignment of this Lease or sublease of all or any part of the Premises by Tenant for which Landlord's written consent has been obtained, Tenant shall be jointly and severally liable with the new tenant for the payment of any and all Base Rent and Additional Rent which may become due by the terms of this Lease and for the performance of all covenants, agreements and conditions on the part of Tenant to be performed hereunder. Tenant shall also pay to Landlord 50% of the amount, if any, by which any rent received as a result of the assignment of this Lease or a sublease of all or any portion of the Premises, after deducting therefrom the reasonable out-of-pocket costs incurred by Tenant in the assignment or sublease transaction, exceeds the Base Rent and Additional Rent payable hereunder on a per square foot basis. No such assignment or sublease shall be valid or effective unless and until (i) the new tenant and the Tenant execute and deliver to Landlord an agreement, in form reasonably satisfactory to Landlord, pursuant to which inter alia, such new tenant (A) assumes all of the obligations of the Tenant under this Lease, (B) agrees to execute and deliver such estoppel certificates and subordination agreements as may be required by Landlord as authorized by this Lease, (C) in the case of a sublease, acknowledges that Landlord has no obligations to new tenant under this Lease, the sublease or otherwise and (D) agrees to maintain the same insurance coverages as the insurance coverages which Tenant is required to maintain under this Lease and to provide evidence thereof satisfactory to Landlord when requested; and (ii) the new tenant delivers to Landlord evidence, in form and substance satisfactory to Landlord, of the insurance coverages required to be maintained by such new tenant under the agreement referenced in clause (i) above. No modification of the terms of this Lease or any course of dealing between Landlord and any assignee or sublessee of Tenant's interest herein shall operate to release or impair Tenant's obligations hereunder.

         (d)      Notwithstanding anything to the contrary contained in this
Article VIII or other provisions of this Lease, in the event that Tenant seeks Landlord's consent to an assignment of this Lease or a sublease of fifty percent (50%) or more of the Premises other than to a Permitted Transferee, Landlord, at its option, may terminate this Lease (or if the request is for a sublease of less than all of the Premises, at Landlord's option, Landlord may terminate this Lease as to the portion requested to be sublet and Landlord and Tenant shall execute an amendment to this Lease to modify the Premises and to adjust Base Rent and Additional Rent based upon the modified Leasable Square Footage of the Premises). In such an event, Landlord may enter into a new lease with the proposed assignee or sublessee or any other party on any terms and provisions acceptable to Landlord in Landlord's sole discretion for the Premises or the portion of the Premises released from this Lease.

         (e) Tenant shall not enter into any arrangements with any subtenant or assignee to circumvent, or which have the effect of circumventing,
(i) its obligation to share rents received from a sublease or assignment or (ii) any other provisions of this Article VIII.

                                   ARTICLE IX

         RIGHTS OF MORTGAGEES AND GROUND LESSORS; ESTOPPEL CERTIFICATES

         Section 9.1 Subordination to Mortgages and Ground Leases. Tenant agrees that this Lease is and shall be and remain subordinate to the lien of any present or future mortgage or mortgages, or ground lease, upon Landlord's Property, irrespective of the time of execution or time of recording of any such mortgage or mortgages, or ground lease, and to all renewals, extensions, and modifications therefor or amendments thereto; provided, however, that as a condition to such subordination to any present or future mortgage or ground lease, the mortgagee or ground lessor must agree not to disturb Tenant's possession of the Premises pursuant to the terms of this Lease so long as no Event of Default exists. Contemporaneously with the execution of this Lease, Landlord, Tenant and the present mortgagee of Landlord's Property, Nationwide Life Insurance Company, shall enter into a Subordination, Non-Disturbance and Attornment Agreement, to give effect to such subordination. Tenant agrees that it will, upon ten (10) Business Days' advance written request from Landlord or any future holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, execute, acknowledge, and
                                      -28-
deliver any and all instruments reasonably deemed necessary or desirable by Landlord or such holder to give effect to, or notice of, such subordination, provided that such subordination includes a non-disturbance agreement for the benefit of Tenant on commercially reasonable terms and conditions specified by the mortgagee or ground lessor. Upon ten (10) Business Days' written request from Landlord, any future holder of a mortgage or ground lease on Landlord's Property or any successor in interest to Landlord, whether by purchase, foreclosure, deed in lieu of foreclosure or otherwise, Tenant shall enter into an attornment agreement, in the form reasonably satisfactory to Tenant and such party, with such party.

         Section 9.2 Lease Superior at Mortgagee's or Ground Lessor's Election. At the request in writing of any mortgagee, or ground lessor, of Landlord's Property, this Lease shall be deemed superior to such mortgage, or ground lease, whether this Lease was executed before or after such mortgage, or ground lease, and Tenant shall execute such documents to effect the foregoing in recordable form as such mortgagee, or ground lessor, shall request.

         Section 9.3 Notice to Mortgagee and Ground Lessor. Upon receipt of a written request from Landlord or any holder of a mortgage, on all or any part of Landlord's Property, or the ground lessor thereof, Tenant will thereafter send any such holder copies of all notices (including, but not limited to, notices of default or termination) given by Tenant to Landlord in accordance with any provision of this Lease. In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein or any breach by Landlord of any representation or warranty of Landlord herein, any such holder may at its election cure such failure or breach for and on behalf of Landlord within ten
(10) Business Days after the time provided herein for Landlord to cure the same or such longer period as may be reasonably necessary to cure the default, unless such failure or breach involves an emergency, in which event Tenant may proceed as is necessary to cure such failure or breach. In the event of any inconsistency between this Section 9.3 and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

         Section 9.4 Limitations on Obligations of Mortgagees, Ground Lessors and Successors. Tenant agrees that the holder of a mortgage or ground lease or any successor-in-interest to any of them or to Landlord shall not be: (a) bound by any payment of an installment of Base Rent or Additional Rent which may have been made more than 30 days before the due date of such installment; (b) bound by any amendment or modification to this Lease made without the consent of the holder of a mortgage or ground lease or such successor in interest of which Tenant shall have been given written notice; (c) liable for any previous act or omission of Landlord (or its predecessors in interest); (d) responsible for any monies owing by Landlord to the credit of Tenant or subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or any of its predecessors in interest); (e) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (f) obligated to make any payment to Tenant other than any security deposit actually delivered to holder of a mortgage or ground lease or such successor in interest. Further, Tenant agrees that it will not seek to terminate this Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to the holder of such mortgage or around lease of which Tenant shall have been given written notice (at such holder's last address furnished to Tenant), and following the giving of such notice such holder shall have the right, but shall not be obligated, to remedy such act or omission within ten (10) Business Days after the time period provided for in this Lease for Landlord to cure the same or such longer period as may be reasonably necessary to cure the same. In the event of any inconsistency between this Section 9.4 and any similar provision in a Subordination, Non-Disturbance and Attornment Agreement entered into by Tenant and any mortgagee or ground lessor, the provisions of the Subordination, Non-Disturbance and Attornment Agreement shall be controlling.

         Section 9.5 Estoppel Certificate By Tenant and Information Concerning Tenant. Tenant agrees, at any time and from time to time, within ten (10) Business Days after written request by Landlord or any holder of a mortgage on all or a portion of Landlord's Property or the ground lessor thereof, (a) to execute, acknowledge and deliver to Landlord a statement in writing certifying that (except as may be otherwise specified by Tenant): (i) this Lease is presently in full force and effect and unmodified; (ii) Tenant has accepted possession of the Premises; (iii) any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant;
(iv) no rent under this Lease has been paid more than 30 days in advance of its due date; (v) the addresses for notices to be sent to Tenant is as set forth in this Lease or as specified in such certificate; (vi) Tenant as of the date of executing the certificate has no charge, lien or claim of offset under this Lease, or otherwise, against rents or other charges due or to become due hereunder; (vii) Tenant is not in default under this Lease; (viii) to the best of Tenant's knowledge, Landlord is not in default of this Lease; and (ix) such other information as Landlord may reasonably request about this Lease or Tenant's occupancy; and (b) to deliver information in form satisfactory to Landlord and such holder or ground lessor concerning Tenant's operations, including but not limited to historic and current financial statements of Tenant, but only if such recipients agree in writing to keep such information confidential.

                                   ARTICLE X
                                    CASUALTY

         Section 10.1 Damage From Casualty.

         (a) If any portion of the Premises or the Building affecting Tenant's use of the Premises is damaged by fire or other casualty, Tenant shall give Landlord written notice of such casualty promptly after Tenant becomes aware of such casualty. Within sixty (60) days after Tenant gives Landlord written notice of such casualty or Landlord otherwise becomes aware of such casualty, Landlord shall give Tenant written notice (an "Election Notice") as to whether Landlord intends to restore the Premises and, if Landlord intends to restore, the period commencing with the date of the Election Notice (the "Restoration Period") that Landlord anticipates will be reasonably required to perform the restoration work which is the responsibility of Landlord as provided below. If Landlord gives an Election Notice that Landlord does not intend to restore the Premises, this Lease shall terminate effective as of the date of the Election Notice. If Landlord gives an Election Notice that Landlord intends to restore the Premises but reasonably estimates a Restoration Period longer than two hundred seventy (270) days, then Tenant may terminate this Lease by giving to Landlord written notice of termination within ten (10) days after Landlord gives Tenant the Election Notice, which termination shall be effective as of the date of Tenant's notice. If Landlord gives an Election Notice that Landlord intends to restore the Premises and (i) reasonably estimates that the Restoration Period will be two hundred seventy (270) days or shorter, or (ii) reasonably estimates that the Restoration Period will be longer than two hundred seventy (270) days but Tenant does not exercise its right to terminate this Lease as set forth above, then this Lease shall not terminate; and in such event, Landlord shall, with reasonable dispatch, repair or rebuild so much of the Premises as were originally constructed by Landlord to substantially their condition immediately prior to the casualty (subject, however, to Legal Requirements then in existence), and Tenant shall concurrently (to the extent practical and consistent with good construction practices) (i) repair and restore so much of the Premises as were constructed by Tenant or are the responsibility of Tenant under this Lease and (ii) repair and restore its fixtures and personal property. If Landlord fails to give an Election Notice within the sixty (60) day period provided for above, then Tenant may, within thirty (30) days after the end of such period, terminate this Lease by written notice to Landlord; provided, however, that Landlord may, by written notice given to Tenant within five (5) Business Days after receipt of such a notice of termination, give an Election Notice that Landlord intends to restore the Premises, which shall nullify Tenant's notice of termination. If Landlord gives an Election Notice that Landlord intends to restore the Premises but Landlord does not commence restoration by the later of (x) thirty (30) days after the Election Notice or
(y) the last day that Landlord would have been entitled to give an Election Notice, then, subject to Section 10.1(c), Tenant may terminate this Lease by written notice to Landlord at any time prior to commencement of restoration. If, as of the effective date of termination of this Lease pursuant to this Section 10.1(a), Tenant is then occupying the Premises, Tenant shall thereafter have a reasonable period of time in which to vacate the Premises.

         (b) If, pursuant to Section 10.1(a), Landlord is required to restore the Premises and Landlord fails to substantially complete such restoration within thirty (30) days after the end of the Restoration Period (subject to extension for up to ninety (90) days for delays described in Section 10.1(c)), then Tenant shall have the right to terminate this Lease upon thirty
(30) days prior written notice to Landlord. If Landlord fails to substantially complete such restoration work within such thirty (30) day period, then this Lease shall terminate as of such thirtieth (30th) day.

         (c) Landlord shall not be responsible for any delay in commencement of restoration which may result from delays in adjustment or collection of insurance proceeds; provided that Landlord shall use commercially reasonable efforts to adjust and collect insurance proceeds in a timely manner so as to avoid or minimize any delay in commencement of restoration. Notwithstanding any other provisions of this Section 10.1 to the contrary, Landlord shall not be obligated to commence repair or restoration work prior to receipt of sufficient insurance proceeds, nor shall Landlord be required to expend sums in excess of "net recovered insurance proceeds"; provided, however, that if Landlord has not commenced restoration within six (6) months after the casualty, Tenant may, by written notice to Landlord given at any time prior to commencement of restoration by Landlord, terminate this Lease. The term "net recovered insurance proceeds" shall mean the amount of any insurance proceeds actually recovered by Landlord, less the cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

         Section 10.2 Abatement of Rent. In the event that the provisions of
Section 10.1 shall become applicable, the Base Rent, Taxes and Allocated Shared Operating Costs shall be abated or reduced proportionately during any period in which, by reason of any such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue all or a portion of its business in the Premises, and such abatement or reduction shall continue (but may be adjusted from time to time based on the extent of the interference with Tenant's operations as determined by Landlord) for the period commencing with such destruction or damage and ending with the substantial completion by Landlord of such work, repair and/or reconstruction as Landlord may do.

                                   ARTICLE XI

                                 EMINENT DOMAIN

         Section 11.1 Eminent Domain; Right to Terminate and Abatement in Rent. If the entire Premises shall be taken, or if a conveyance shall be made in anticipation thereof, by action of municipal, state, federal or other authorities (such a taking or conveyance being called a "Taking"), this Lease shall terminate as of the Taking. If there is a Taking of a material part of Landlord's Property, and if, by reason of such Taking, it is not commercially reasonable for Tenant to continue to use the Premises in Tenant's business, then Tenant may, at its option exercisable by written notice given to Landlord within sixty (60) days after such Taking, terminate this Lease. In the case of a partial Taking which materially affects Tenant's use and enjoyment of the Premises but does not result in a termination of this Lease, the Base Rent shall be equitably adjusted on the basis of the extent of interference with Tenant's use and enjoyment of the Premises.

         Section 11.2 Restoration. If this Lease is not terminated as provided in Section 11.1, Landlord shall apply so much of the available proceeds of the eminent domain award as are required to restore Landlord's Property and the Premises to a condition, to the extent practical, substantially the same as that immediately preceding the taking, but subject to zoning laws and building codes then in existence, if the available proceeds of the eminent domain award are insufficient, in Landlord's judgment, for that purpose, Landlord shall have no obligation to expend funds in excess of said proceeds and Landlord shall have the right to select which portions of Landlord's Property, if any, shall be restored. The term "available proceeds" shall mean the amount of the award paid to Landlord, less cost of obtaining the same (including attorneys' fees and appraisal fees) and less the amount thereof required to be paid to a mortgagee or ground lessor.

         Section 11.3 Landlord to Control Eminent Domain Action. Landlord reserves all rights to compensation for damage to the Premises or any part thereof, or the leasehold hereby created, heretofore accrued or hereafter to accrue, by reason of any taking for public use of said Premises or any portion thereof, or right appurtenant thereto, or privilege or easement in, through, under or over the same, and by way of confirmation of the foregoing Tenant hereby assigns all rights to such damages heretofore accrued or hereafter accruing during the Lease Term to Landlord. Provided, however, nothing herein contained shall limit Tenant's right to any separate award for the taking of personal property, moving expenses, or other items the payment of which shall not reduce the award payable to Landlord.

                                  ARTICLE XII

                              DEFAULT AND REMEDIES

         Section 12.1 Event of Default. As used herein, "Event of Default" shall mean the occurrence and/or existence of anyone or more of the following: (a) Tenant shall neglect or fail to pay Base Rent or any installment thereof, or Additional Rent or, as applicable, any installment thereof within five (5) Business Days after due (and if Tenant is using electronic funds transfer to pay Base Rent and Additional Rent, such failure is not solely due to an error by Landlord or Landlord's bank in collecting such installment by electronic funds transfer when Tenant has adequate available funds in its account to pay such installment); or (b) Tenant shall neglect or fail to perform or observe any of the other covenants or undertakings herein on its part to be performed or observed and such neglect or failure shall continue for thirty (30) days after notice to Tenant; provided, however, that if the default is other than a default under clause (a) above, or clauses (c) through (i) below, and is such that it cannot be cured within thirty (30) days, but is capable of being cured, such thirty (30) day period shall be extended for such time as is reasonably necessary to cure such default, provided that Tenant commences to cure such default within said thirty (30) day period and continues to do so diligently until completion; or (c) there is filed by Tenant any case, petition, proceeding or other action under any Bankruptcy Law; or (d) any other proceedings shall be instituted against Tenant under any Bankruptcy Law and not be dismissed within ninety (90) days; or (e) Tenant shall execute an assignment of its property for the benefit of its creditors; or (f) a receiver, custodian or other similar officer for Tenant shall be appointed and not be discharged within ninety (90) days; or (g) the estate hereby created shall be taken by execution or by other process of law and is not redeemed by Tenant within thirty (30) days thereafter; or (h) an assignment or sublease in violation of the terms of this Lease; or (i) any other event constituting an Event of Default under other Sections of this Lease, including, without limitation, Section 2.5; or (j) an "Event of Default" under an Additional Lease. If, as provided above, Landlord is responsible for collecting rent via electronic funds transfer, then Tenant, other than having inadequate funds, will not be subject to default for any errors or omissions by Landlord or Landlord's bank.

         Section 12.2 Landlord's Remedies.

         (a) Upon the occurrence of an Event of Default and after the lapse of any applicable period of cure, Landlord may, immediately or at any time thereafter (notwithstanding any license or waiver of any former breach or waiver of the benefit hereof, or consent in a former instance), and without demand or notice (except as otherwise expressly required by this Lease or required by applicable law), in person or by agent or attorney, enter the Premises or any part thereof and repossess the same as of its former estate, or terminate this Lease by written notice to Tenant, and in either event expel Tenant and those claiming through or under it and remove their effects

(forcibly, if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedy which might otherwise be used for arrears of Base Rent or Additional Rent or breach of covenant, and upon entry or written notice of termination, or automatic termination, both as aforesaid, this Lease shall terminate and Landlord, in addition to all other remedies which it may have at law or equity, and not in limitation thereof, shall have the remedies provided in this Article XII.

         (b) If this Lease shall be terminated as provided in Section 12.2(a), Tenant shall forthwith pay to Landlord as damages, in addition to all sums which were due prior to the date of such termination, a sum equal to the amount by which the Base Rent and Additional Rent for the remainder of the Lease Term exceeds the fair rental value of the Premises for the remainder of the Lease Term, and in addition thereto will further indemnify Landlord during the remainder of said Lease Term against all loss and damage suffered by reason of such termination, however caused, first deducting any damages paid as provided above, the loss and damage, if any, for each month during the remainder of the Lease Term to be paid at the beginning of each month. For the purposes of computing damages payable pursuant to this Section 12.2, it is agreed that there shall be payable to Landlord as part of such damages at the time of such termination the product of the Additional Rent due with respect to Taxes, Insurance Costs and Allocated Shared Operating Costs for the most recently ended fiscal, calendar or lease year, as the case may be, times the number of years remaining of the Lease Term, it being assumed that the amount of such Additional Rent payments so payable for the most recently ended fiscal, calendar year or lease year would have remained constant for each subsequent year of the Lease Term. Tenant also (i) will indemnify and save Landlord harmless from and against all expenses which Landlord may incur, including, without limitation, legal expenses, attorneys' fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental; and (ii) agrees that Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent. The good faith failure of Landlord to re-let the Premises or any part or parts thereof, or, if the Premises are re-let, for the good faith failure to collect the rents due under such re-letting, shall not release or affect Tenant's liability for damage so long as Landlord does not act arbitrarily or capriciously. However, Landlord agrees to take commercially reasonable steps to attempt to re-let the Premises to mitigate damages. Any suit brought to collect the amount of deficiency for any month or other period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month or period by a similar proceeding. Landlord, at Landlord's option, may make such alterations, repairs, replacements and decorations on the Premises as Landlord in Landlord's sole judgment considers advisable and necessary for the purpose of re-letting the Premises, and the making of such alterations or decorations shall not operate or be construed to release Tenant from liability hereunder.

         Section 12.3 Reimbursement of Landlord. In the event of any default by Tenant in the payment of any Base Rent or Additional Rent, Tenant will, in addition to paying Landlord all amounts due under the terms and provisions of this Lease, including, without limitation, Section 12.9, reimburse Landlord for all reasonable expenses incurred by Landlord in collecting such

                                      -34
rent or in obtaining possession of, or in re-letting the Premises, or in defending any action, including expenses for reasonable counsel fees and commissions. Tenant further agrees that, if on termination of this Lease by expiration or otherwise, Tenant shall fail to remove any of its property from the Premises as provided for herein, Landlord shall be authorized, in its sole option, and in Tenant's name and on its behalf, either (a) to cause such property to be removed and placed in storage for the account and at the expense of Tenant; or (b) to sell such property at public or private sale, with or without notice, and to apply the proceeds thereof, after the payment of all expenses of removal, storage and sale, to the indebtedness, if any, of Tenant to Landlord, the surplus, if any, to be paid to Tenant; prior to the removal of such property Landlord may charge Tenant a fair rental amount for the storage of such property. All sums payable by Tenant under this Article XII shall be deemed Additional Rent.

         Section 12.4 Landlord's Right to Perform Tenant's Covenants. Tenant covenants and agrees that, if it shall at any time fail to make any payment or perform any other act on its part to be made or performed as in this Lease provided, Landlord, in its sole discretion may after due notice to, or demand upon, Tenant, make any payment or perform any other act on the part of Tenant to be made and performed as in this Lease provided, in such manner and to such extent as Landlord may reasonably deem desirable, and in exercising any such rights, Landlord may pay necessary and incidental costs and expenses, employ counsel, and incur and pay reasonable attorneys' fees. The making of any such payment or the performing of any other act by Landlord pursuant to this Article shall not waive, or release Tenant from, any obligations of Tenant in this Lease contained. All sums so paid by Landlord and all reasonably necessary and incidental costs and expenses in connection with the performance of any such act by Landlord shall, except as otherwise in this Lease expressly provided, be payable to Landlord on demand, and Tenant covenants to pay any such sum or sums promptly, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Base Rent. Whenever practicable, Landlord, before proceeding as provided in this Section 12.4, shall give Tenant notice in writing of the failure of Tenant which Landlord proposes to remedy, and shall allow Tenant such length of time as may be reasonable in the circumstances, consistent with any grace periods contained herein, but not exceeding ten (10) days from the giving of notice, to remedy the failure itself and, if Tenant shall not remedy the failure in the time so allowed, Landlord shall be deemed to have given "due notice" and may proceed as provided in this Section 12.4; provided, however, that nothing in this Section shall prevent Landlord from acting without notice to Tenant in case of any emergency wherein there is danger to property or person or where there may exist any violation of legal requirements including but not limited to the presence of Hazardous Materials, in which event no notice shall be required.

         Section 12.5 Cumulative Remedies. The specified remedies to which Landlord may resort under the terms of this Lease, or under the provisions of applicable law, are cumulative and not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. The failure of Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option contained herein shall not be construed as a waiver or a relinquishment for the future of such covenant or option.

Receipt by Landlord of any Base Rent or Additional Rent payment with knowledge of the breach of any covenants hereof shall not be deemed a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by it. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease.

         Section 12.6 Expenses of Enforcement. Tenant agrees to pay all reasonable expenses and reasonable attorneys' fees incurred by Landlord in enforcing any obligation or any remedies hereunder including, without limitation, in connection with collection of Base Rent or Additional Rent, recovery by Landlord of the Premises, or in any litigation in which Landlord shall become involved by reason of any act or negligence of Tenant invitees or any breach of this Lease by Tenant.

         Section 12.7 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless such default shall remain uncured for more than thirty
(30) days following written notice from Tenant to Landlord specifying the nature of such default, or such longer period as may be reasonably required to correct such default. Landlord's liability to keep, maintain, and repair shall always be limited to the cost of making such repair or accomplishing such maintenance or repair. In no event whatsoever shall Landlord be liable for consequential or any indirect damages. The provisions of this Section 12.7 are further subject to the provisions of Articles X and XI dealing with eminent domain and fire and other casualty. If Landlord defaults in the performance of its obligations under this Lease and such default remains uncured for the period provided for in the first sentence of this Section 12.7, Tenant may, upon not less than ten (10) Business Days prior written notice to Landlord (in addition to the notice provided for above), take reasonable steps to cure the default; provided, however, that in an emergency situation in which it is not reasonable for Tenant to wait for the aforesaid period(s), Tenant may cure the default upon such shorter prior written notice, or contemporaneous written notice, as is reasonable under the circumstances. If Tenant has the right to, and does, cure a default by Landlord as permitted above, Tenant may setoff the reasonable costs thereof against the Base Rent and Additional Rent next coming due; provided, however, that as a condition of such right of Tenant to setoff such costs, such right shall have either been conceded in writing by Landlord or Landlord's default shall have been determined by a court of competent jurisdiction. In no event shall Tenant have the right to terminate this Lease by reason of a default by Landlord, except as expressly provided herein. Landlord's and Tenant's obligations under this Lease are independent of each other, except that nothing shall limit or affect the rights of either party for a default of the other as set forth herein.

         Section 12.8 Limitation of Landlord's Liability. The obligations of Landlord hereunder shall be binding upon Landlord and each succeeding owner of Landlord's interest hereunder only during the period of such ownership, and Landlord and each succeeding owner shall have no liability whatsoever except for its obligations during each such respective period. Tenant hereby agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord or any succeeding owner of Landlord's interest, which is in any manner related to this Lease, the Premises or

Tenant's use and occupancy of the Premises or the Outside Areas, or the remainder of Landlord's Property, whether at law or in equity, shall be satisfied out of Landlord's equity in the land and buildings then comprising Landlord's Property owned by Landlord to the extent then owned by Landlord and such succeeding owner, and further agrees to look only to such assets and to no other assets of Landlord, or such succeeding owner, for satisfaction. Neither Landlord nor any Person executing this Lease on behalf of Landlord, nor any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of Landlord, nor any subsequent Landlord, or any partner, limited or general, or any officer, director, employee, member, trustee, beneficiary, or owner of any subsequent Landlord shall have any personal liability hereunder. The remedies provided to Tenant in this Lease are exclusive, and Landlord will not be liable under any theory of recovery, whether based on contract, tort or otherwise.

         Section 12.9 Late Payment and Administrative Expense. If Tenant shall fail to pay Base Rent, Additional Rent or other charges after the same become due and payable under this Lease, or if Landlord fails to pay amounts to be paid to Tenant hereunder when due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the lesser of (a) a per annum rate equal to three percent (3%) plus the prime rate of Fleet National Bank, Boston, Massachusetts (or any successor), in effect on the day the payment became due and subject to change thereafter or (b) the maximum rate permitted by applicable law ("Interest Payment"). In addition, if Landlord is required to redeposit any check which is returned for insufficient funds or if Tenant shall fail to pay Base Rent, Additional Rent or other charges on or before the date on which the same become due and payable, then Tenant shall also pay to Landlord an administrative expense charge ("Administrative Expense") of $250 for each calendar month or part thereof after the due date of such payment until such payment is received by Landlord. The provisions herein for Interest Payment and Administrative Expense shall not be construed to relieve Tenant of the obligation to pay Base Rent, Additional Rent and all other charges when due under this Lease and shall be in addition to and not in limitation of Landlord's other remedies as provided for in this Lease.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.1 Brokers. Each party represents that it has not dealt with any Person in connection with the Premises or the negotiation or execution of this Lease other than officers, employees and attorneys of Landlord, Tenant and the Brokers. Each party shall indemnify and save harmless the other from and against all claims, liabilities, costs and expenses incurred as a result of any breach of the foregoing representation. The broker's fees payable to Brokers for this Lease shall be payable by Landlord subject to and in accordance with the terms of separate agreements between Landlord and Brokers.

         Section 13.2 Quiet Enjoyment. Tenant shall, upon paying all Base Rent and Additional Rent due hereunder and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, peaceably and quietly have and hold the Premises without hindrance or molestation by any Person or Persons lawfully claiming by, through or under, Landlord, subject, however, to the terms of this Lease.

         Section 13.3 Notices. Any notice, demand, request or statement required or intended to be given or delivered under the terms of this Lease shall be in writing, shall be addressed to the party to be notified at the address or addresses set forth in the Summary of Basic Terms or at such other address in the continental United States as each party may designate for itself from time to time by notice hereunder, and shall be deemed to have been given, delivered or served upon the earliest of (a) three (3) days following deposit in the U.S. Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) the next Business Day after delivery to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees, or (c) receipt of notice given by telecopy or personal delivery.

         Section 13.4 Waiver of Subrogation. Landlord and Tenant hereby release each other, to the extent of their respective insurance coverages, from any and all liability for any loss or damage caused by fire, any of the extended coverage casualties, or other casualties insured against, even if such fire or other casualty shall be brought about by the fault or negligence of the party benefited by the release or its agents, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as the policies of fire, extended coverage and other insurance, maintained by the releasing party shall contain a clause, or be subject to a statutory provision to the effect that such release shall not affect said policies or the right of the releasing party to recover thereunder. Tenant agrees that its fire, extended coverage, and other insurance policies will include such a clause. To the extent that Tenant is a self-insurer with respect to personal property, the provisions of Section 7.7 shall be applicable. The provisions in favor of Landlord under this Section 13.5 are in addition to, and not in lieu of, the other terms of this Lease.

         Section 13.5 Entire Agreement; Execution; Time of the Essence and Headings and Table of Contents. This Lease together with all Exhibits referred to herein and the Summary of Basic Terms, sets forth the entire agreement between the parties hereto and cannot be modified or amended, except in a writing duly executed by the respective parties. This Lease, together with all Exhibits referred to herein and the Summary of Basic Terms, supersedes all previous written and oral negotiations, understandings and agreements regarding the subject matter of this Lease. Neither Landlord nor any Person acting on behalf of Landlord has made any representations to Tenant on which Tenant has relied in entering into this Lease except any representations expressly stated in this Lease. This Lease is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy. Time is of the essence of the obligations of Tenant to be performed within a specific time frame in this Lease. The headings throughout this Lease and the Table of Contents are for convenience of reference only, and shall in no way be held or deemed to define, limit, explain, describe, modify or add to the interpretation, construction or meaning of any provision of this Lease.

         Section 13.6 Partial Invalidity. If any term or condition of this Lease or its application to any Person or circumstance shall to any extent be in violation of or unenforceable under any law, rule, regulation or order (including any court order) now existing or hereafter enacted or entered by any court or other governmental entity having competent jurisdiction (including after all appeals therefrom), the remainder of this Lease, or the application of such term or condition to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and shall be enforceable to the fullest extent not prohibited by law.

         Section 13.7 No Waiver. No assent, express or implied, by Landlord to any breach of any agreement or condition herein contained on the part of Tenant to be performed or observed, and no waiver, express or implied, of any such agreement or condition shall be deemed to be a waiver of or an assent to any succeeding breach of the same or any other agreement or condition; the acceptance by Landlord of Base Rent or Additional Rent due hereunder (whether such payment is made by Tenant or another Person), or silence by Landlord as to any breach, shall not be construed as waiving any of Landlord's rights hereunder unless such waiver shall be in writing. No payment by Tenant or acceptance by Landlord of a lesser amount than shall be due Landlord from Tenant shall be deemed to be anything but payment on account, and the acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon a letter accompanying said check, that said lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept said check without prejudice to recover the balance due or pursue any other remedy.

         Section 13.8 Holdover. If Tenant remains in the Premises beyond the expiration of this Lease at the end of the Lease Term, or sooner following an early termination as provided for herein, such holding over shall not be deemed to create any tenancy, but Tenant shall be a month-to-month Tenant only, subject to all of Tenant's obligations set forth herein, but at a rate equal to one and one-fourth (1.25) times the Base Rent then in effect, and Additional Rent and other charges provided for under this Lease. The acceptance of a purported rent check following termination shall not constitute the creation of any tenancy other than a month-to-month tenancy. Tenant shall also pay to Landlord all damages, if any, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

         Section 13.9 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease or a reservation or an option for the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant and the receipt by Landlord of all of the amounts set forth in Item 12 of the Summary of Basic Terms. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

         Section 13.10 No Recordation. Tenant shall not record this Lease with any registry of deeds or land court, and any such recordation will be void and constitute an Event of Default under this Lease. Tenant may record a memorandum or notice of this Lease in a form acceptable to Landlord.

         Section 13.11 As Is. Tenant represents to Landlord that it has leased the Premises after a full and complete examination of the same, and by its execution and delivery of this Lease, Tenant hereby acknowledges that, except as otherwise expressly set forth herein, neither Landlord, nor Landlord's agents, has made any representation or promises with respect to the Premises, the Building, or the land upon which it stands, and no rights, easements or licenses are acquired by Tenant, by implication or otherwise. The execution and delivery of this Lease by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises "AS IS", with all faults, except as otherwise expressly set forth herein.

         Section 13.12 Financial Statements; Certain Representations and Warranties of Tenant. From time to time as requested by Landlord, Tenant shall provide to Landlord, any actual or potential mortgagee and any actual or potential ground lessor or any representative of any of the foregoing, copies of Tenant's annual financial statements (audited or reviewed, if available) and quarterly financial statements, all certified as true and correct by the president or chief financial officer of Tenant. Tenant represents and warrants to Landlord, its successors and assigns that: (a) all financial statements of Tenant previously provided to Landlord have been prepared in accordance with GAAP, were true, complete and correct as of their respective dates and fairly and accurately reflect the financial condition of Tenant; (b) there has been no material adverse change in the financial condition of Tenant subsequent to the date(s) of such financial statements; (c) all financial statements of Tenant provided to Landlord after the date hereof will be prepared in accordance with GAAP, will be true, complete and correct as of their respective dates and will fairly and accurately reflect the financial conditions of the Tenant; (d) Tenant is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (e) Tenant is duly qualified to do business in the Commonwealth of Massachusetts; (f) the execution, delivery and performance of this Lease by Tenant has been duly authorized by the directors of Tenant; and
(g) this Lease is valid and binding upon the Tenant and is enforceable against Tenant in accordance with the terms hereof.

         Section 13.13 Confidentiality. Tenant acknowledges that the terms under which Landlord has leased the Premises to Tenant, (including, without limitation, the rental rate(s), term and other financial and business terms, constitute confidential information of Landlord ("Confidential Information"). Tenant covenants and agrees to keep the Confidential Information completely confidential; provided, however, that (a) the Confidential Information may be disclosed by Tenant to Novartis Pharma AG and to those of the respective officers, employees, attorneys, accountants, lenders and financial advisors of Tenant and/or Novartis Pharma AG (collectively, "representatives") who need to know such information in connection with Tenant's use and occupancy of the Premises and for financial reporting and credit related activities (it being understood that Tenant shall inform Novartis Pharma AG and the representatives of the confidential nature of the Confidential Information and that Novartis Pharma AG and the representatives shall be directed by Tenant to treat the Confidential Information confidentially in accordance with the terms of this Section), and (b) unless required by applicable law or regulation, any other disclosure of such information may only be made if Landlord consents in writing prior to any such disclosure.

         Section 13.14 Summary of Basic Terms. The Summary of Basic Terms sets forth certain basic terms and information which is thereafter referred to in the main text of this Lease. Every reference to the Summary of Basic Terms, or to a particular item thereon, shall have the effect of incorporating the Summary, or the particular item thereof, into the main text of this Lease.

         Section 13.15 Amendment and Restatement. This Lease amends and restates the Original Lease in its entirety.

         Tenant and Landlord, each by its duly authorized officer, have executed this Lease as of the date first set forth above.

                                        TENANT:

                                        IDENIX PHARMACEUTICALS, INC.

                                        By:    /s/ Jean-Pierre Sommadossi
                                           ------------------------------------
                                        Name:  Jean-Pierre Sommadossi
                                             ----------------------------------
                                        Title: CEO
                                              ---------------------------------
                                               Duly Authorized

                                        LANDLORD:

                                        BHX, LLC, a Massachusetts limited
                                        liability company, as Trustee of 205
                                        Broadway Realty Trust


                                        By:    /s/ Robert Schlager
                                           ------------------------------------
                                        Name:  Robert Schlager
                                             ----------------------------------
                                        Title: Member
                                              ---------------------------------
                                               Duly Authorized

         210 Broadway Owner hereby executes this Lease for the limited purpose of granting to Tenant the right of first opportunity provided for in Section 2.8 of this Lease with respect to the 210 Broadway Property, on and subject to the terms and conditions set forth therein.

                                        BHX, LLC, a Massachusetts limited
                                        liability company, as Trustee of CCC I
                                        Realty Trust

                                        By:    /s/ Robert Schlager
                                           ------------------------------------
                                        Name:  Robert Schlager
                                             ----------------------------------
                                        Title: Member
                                              ----------------------------------
                                               Duly Authorized